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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PTC Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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PTC Therapeutics, Inc.
100 Corporate Court
South Plainfield, New Jersey 07080

April 28, 2016

Dear Stockholder:

        You are cordially invited to attend the 2016 Annual Meeting of Stockholders of PTC Therapeutics, Inc. on Friday, June 10, 2016 at 2:00 p.m., Eastern time. The Annual Meeting will be held at the Embassy Suites, located at 121 Centennial Ave in Piscataway Township, New Jersey.

        The attached Notice of the Annual Meeting and proxy statement provide important information about the Annual Meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important to us. We urge you to read the accompanying materials regarding the matters to be voted on at the Annual Meeting and to submit your voting instructions by proxy. Our Board of Directors recommends that you vote "for" each of the proposals listed on the attached Notice.

        You may submit your proxy by Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. If you submit your proxy before the meeting but later decide to attend the Annual Meeting in person, you may still vote in person at the Annual Meeting.

        On behalf of our Board of Directors, management and all of our employees, I thank you for your continuing support and confidence.

Sincerely,

Stuart W. Peltz, Ph.D. Chief Executive Officer

PTC Therapeutics, Inc.
100 Corporate Court
South Plainfield, New Jersey 07080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 10, 2016

        This proxy statement contains information about the 2016 Annual Meeting of Stockholders of PTC Therapeutics, Inc., which we refer to as the Annual Meeting. The Annual Meeting will be held on Friday, June 10, 2016 at 2:00 p.m., Eastern time, at the Embassy Suites, located at 121 Centennial Avenue in Piscataway Township, New Jersey. At the Annual Meeting, stockholders will consider and act upon the following matters:

  1.
  To elect the four Class III director nominees nominated by our Board of Directors and named in the proxy statement, each to serve for a term ending in 2019, or until his or her successor has been duly elected and qualified;

  2.
  To ratify the appointment of Ernst & Young LLP, a registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

  3.
  To hold an advisory vote to approve named executive officer compensation;

  4.
  To hold an advisory vote on the frequency of the advisory vote to approve named executive officer compensation;

  5.
  To approve the 2016 Employee Stock Purchase Plan;

  6.
  To act upon a stockholder resolution concerning the adoption by the Board and submission to stockholders of a 'proxy access' bylaw, if properly presented at the Annual Meeting; and

  7.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 28, 2016, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to stockholders of record at the close of business on April 20, 2016, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials.

        If you are a stockholder of record, we encourage you to vote in one of the following ways:

  •
  Vote over the Internet, by going to http://www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

  •
  Vote by Telephone, by calling the toll-free number (800) 690-6903 (have your Notice or proxy card in hand when you call); or

  •
  Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided.

        If your shares are held in "street name," meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

By Order of the Board of Directors,
Mark E. Boulding Secretary April 28, 2016

PTC Therapeutics, Inc.
100 Corporate Court
South Plainfield, New Jersey 07080

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 10, 2016

        These proxy materials are being furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2016 Annual Meeting to be held on Friday, June 10, 2016 at 2:00 p.m., Eastern time, at the Embassy Suites, located at 121 Centennial Ave in Piscataway Township, New Jersey, and at any adjournment or postponement thereof.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted "for" each of the director nominees and "for" each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time before it is exercised at the meeting by giving our Secretary written notice to that effect.

        The Notice of Annual Meeting and proxy statement are first being mailed and/or made available to stockholders on or about April 28, 2016 in conjunction with the delivery of our 2015 Annual Report to Stockholders.

        In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of "PTC," "the Company," "our," "we" or "us" refers to PTC Therapeutics, Inc. and its subsidiaries. Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

        Whether or not you expect to attend the Annual Meeting in person, please vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You may vote your shares on the Internet by visiting www.proxyvote.com or by telephone by calling 1-800-690-6903 and following the recorded instructions, by requesting a printed copy of the proxy materials and using the enclosed proxy card or by voting in person at the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

Important Notice Regarding Availability of Proxy Materials
for the 2016 Annual Meeting of Stockholders on June 10, 2016

This proxy statement and the 2015 Annual Report to Stockholders are available for viewing, printing and downloading at: http://ir.ptcbio.com/annualmeetingmaterials.

        All website addresses given in this proxy statement are for information only and are not intended to be an active link or to incorporate any website information into this document.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?	A.	We are providing these proxy materials to you in connection with the solicitation by our Board of Directors, or Board, of proxies to be voted at our Annual Meeting to be held at the Embassy Suites, located at 121 Centennial Ave in Piscataway Township, New Jersey on Friday, June 10, 2016 at 2:00 p.m., Eastern time. At the Annual Meeting, our stockholders will consider and vote on the matters described in this proxy statement. As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the matters described herein.

The Notice of Annual Meeting, proxy statement, and voting instructions, together with our 2015 Annual Report, will be made available to each stockholder entitled to vote starting on or about April 28, 2016. These materials are available for viewing, printing and downloading on the Internet at www.proxyvote.com.
Q.	Who can vote at the Annual Meeting?	A.
Our Board has fixed April 20, 2016 as the record date for the Annual Meeting. If you were a stockholder of record on the record date, you are entitled to vote (in person or by proxy) all of the shares that you held on that date at the Annual Meeting and at any postponement or adjournment thereof.

On the record date, we had 34,265,019 shares of our common stock outstanding. Each share of common stock entitles its holder to one vote per share. Holders of common stock do not have cumulative voting rights.
Q.	How do I vote?	A.	If your shares are registered directly in your name, you may vote:
(1)
Over the Internet: Go to www.proxyvote.com. Use the vote control number printed on your Notice (or your proxy card or voting instruction card) to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m., Eastern time, on June 9, 2016, the day before the Annual Meeting, for your proxy to be valid and your vote to count. If you choose to vote over the Internet, you do not have to return a proxy card (or voting instruction card).

(2)	By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You will need to have the Notice (or your proxy card or voting instruction card) in hand when you call. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m., Eastern time, on June 9, 2016, the day before the Annual Meeting, for your proxy to be valid and your vote to count. If you choose to vote by telephone, you do not have to return the proxy card (or voting instruction card).
(3)
By Mail: If you received a printed copy of the proxy materials, complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. Broadridge must receive the proxy card by June 9, 2016, the day before the Annual Meeting, for your proxy to be valid and your vote to count. If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.
(4)	In Person at the Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in "street name," meaning they are held for your account by a broker, bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, and you may vote:
(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.
(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)
In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a broker's proxy and bring it with you to the Annual Meeting. A broker's proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a proxy from your broker or other nominee issued in your name giving you the right to vote your shares.

If you hold your shares of our common stock in multiple accounts, you should vote your shares as described above for each set of proxy materials you receive.
Q.	Can I change or revoke my vote?	A.	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:
(1)
Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern time, on June 9, 2016.
(2) Sign a new proxy and submit it as instructed above. Only your latest dated proxy, received by Broadridge not later than June 9, 2016, will be counted.
(3)
Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If your shares are held in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a broker's proxy as described in the answer above.
Q.	Will my shares be voted if I do not return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or by ballot at the Annual Meeting.
If your shares are held in street name, your broker or other nominee may, under certain circumstances, vote your shares if you do not timely return your proxy.

Brokers can vote their customers' unvoted shares on discretionary matters but cannot vote such shares on non-discretionary matters. If you do not timely return a proxy to your broker to vote your shares, your broker may, on discretionary matters, either vote your shares or leave your shares unvoted.
The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is a discretionary matter.

The election of directors (Proposal 1), the advisory vote to approve named executive officer compensation (Proposal 3), the advisory vote on the frequency of the advisory vote to approve named executive officer compensation (Proposal 4), the vote to approve the 2016 Employee Stock Purchase Plan (Proposal 5), and the stockholder proposal regarding proxy access (Proposal 6) are each non-discretionary matters.

If your shares are held in street name and you do not vote your shares, your broker or other nominee cannot vote your shares on Proposals 1, 2, 4, 5 or 6. Shares held in street name by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposals 1, 2, 4, 5 or 6 will not be counted as votes FOR or WITHHELD from any director nominee, with respect to Proposal 1, or FOR or AGAINST Proposals 2, 4, 5 or 6 and will be treated as "broker non-votes." Broker non-votes will have no effect on the voting on Proposals 1, 2, 4, 5 or 6.

We encourage you to provide voting instructions to your broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions.
Q.	How many shares must be present to hold the Annual Meeting?	A.
The holders of a majority in voting power of the common stock issued, outstanding and entitled to vote at the meeting must be present to hold the Annual Meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as "present" any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or that are represented in person at the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.
Q.	What vote is required to approve each proposal and how are votes counted?	A.
Proposal 1—Election of Four Class III Directors

The four director nominees receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is a non-discretionary matter. With respect to Proposal 1, you may:

• vote FOR all director nominees;
• vote FOR one or more director nominee(s) and WITHHOLD your vote from the other director nominee(s); or
• WITHHOLD your vote from all director nominees.
Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is a discretionary matter. If your shares are held in street name and you do not vote your shares, your broker or other nominee may vote your unvoted shares on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 2.
Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation

Proposal 3 asks for a non-binding, advisory vote, so there is no "required vote" that would constitute approval. Proposal 3 is a non-discretionary matter. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. If you vote to ABSTAIN on Proposal 3, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 3.
Proposal 4—Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation

Proposal 4 also calls for a non-binding, advisory vote, so there is no "required vote" that would constitute approval. Proposal 4 is a non-discretionary matter. Our Board of Directors has recommended an annual vote, and we believe that stockholders will support that recommendation. However, if another frequency receives more votes, our Board of Directors will take that fact into account when making its decision on how often to hold executive compensation advisory votes. If you vote to ABSTAIN on Proposal 4, your shares will not be voted on the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 4.

Proposal 5—Approve the 2016 Employee Stock Purchase Plan

To approve Proposal 5, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 5 is a non-discretionary matter. If you vote to ABSTAIN on Proposal 5, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 5.
Proposal 6—Act on Stockholder Proposal regarding Proxy Access

Proposal 6 also calls for a non-binding vote, so there is no "required vote" that would constitute approval. Proposal 6 is a non-discretionary matter. We value the opinions expressed by our stockholders in this non-binding vote, and our Board will consider the outcome of the vote in deciding whether to initiate actions intended to implement a "proxy access" bylaw consistent with the stockholder proposal. If you vote to ABSTAIN on Proposal 6, your shares will not be voted on the proposal and will also not be counted as votes cast or shares voting on the proposal. Voting to ABSTAIN will have no effect on the voting on Proposal 6.
Q.	Are there other matters to be voted on at the Annual Meeting?	A.
We do not know of any matters that may come before the Annual Meeting other than the matters listed in the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
Q.	Who may attend the Annual Meeting?	A.
All stockholders of record on our books at the close of business on April 20, 2016, the record date for the Annual Meeting, may attend the meeting. To gain admission, record holders will need a valid picture identification or other proof that you are a stockholder of record of our shares as of the record date. If your shares are held in a bank or brokerage account, a recent bank or brokerage statement showing that you owned shares on the record date will be required for admission. To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations by sending an email to: irpr@ptcbio.com.
Q.	Where can I find the voting results?	A.	We will report the voting results in a Current Report on Form 8-K within four business days following the adjournment of the Annual Meeting.
Q.	What are the costs of soliciting these proxies?	A.
We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies without additional compensation. We do not currently plan to hire a proxy solicitor to help us solicit proxies from brokers and other nominees, although we reserve the right to do so. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

CORPORATE GOVERNANCE

        Our Board believes that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted to further this goal. Complete copies of the committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines described below are available on the Corporate Governance page of the Investors section of our website, www.ptcbio.com. Alternatively, you can request a copy of any of these documents by writing to our Senior Director, Corporate Communications, PTC Therapeutics, Inc., 100 Corporate Court, South Plainfield, New Jersey 07080.

Code of Business Conduct and Ethics

        We have adopted a written Code of Business Conduct and Ethics, which is a code of ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on the Corporate Governance page of the Investors section of our website, www.ptcbio.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ's listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. We have posted a current copy of the Corporate Governance Guidelines on the Corporate Governance page of the Investors section of our website, www.ptcbio.com. These principles, which provide a framework for the conduct of our Board's business, provide that:

  •
  the principal responsibility of the directors is to oversee our management and to hold our management accountable for the pursuit of our corporate objectives;

  •
  a majority of the members of our Board shall be independent directors;

  •
  the independent directors meet regularly in executive session;

  •
  directors have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors participate in an orientation program and all directors are encouraged to attend director education programs; and

  •
  at least annually, our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Director Independence

        Our Board has determined that all of our directors and director nominees, other than Dr. Peltz, our Chief Executive Officer, are independent as defined under applicable NASDAQ rules. In making such determination, our Board considered the relationships that each such person has with our Company and all other facts and circumstances that our Board deemed relevant in determining independence, including beneficial ownership of our common stock by our non-employee directors.

Director Nominations

  Process

        Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors.

        The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to members of our Board, search firms and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Nominating and Corporate Governance Committee and our Board.

  Criteria and Diversity

        In considering whether to recommend any particular candidate for inclusion in our Board's slate of recommended director nominees, our Nominating and Corporate Governance Committee applies the criteria specified in our Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest with us, and ability to act in the interests of stockholders. Our Nominating and Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is a prerequisite for any prospective director nominee.

        Our Board does not have a formal policy with respect to diversity, but our Corporate Governance Guidelines provide that an objective of Board composition is to bring to our Company a variety of perspectives and skills derived from high quality business and professional experience. Our Board recognizes its responsibility to ensure that director nominees possess appropriate qualifications and reflect a reasonable diversity of personal and professional experience, skills, backgrounds and perspectives. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to promote our strategic objectives and to fulfill its responsibilities to our stockholders.

        The director biographies presented under "Proposal 1: Election of Directors" indicate each director nominee's experience, qualifications, attributes and skills that led our Board to conclude that he or she should be nominated to serve as a member of our Board. Our Board believes that each of the director nominees has had substantial achievement in his or her professional and personal pursuits, and possesses the background, talents and experience that our Board desires and that will contribute to the best interests of our Company and to long-term stockholder value.

  Stockholder Nominations

        Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials as of the date such recommendation is made, to our Nominating and Corporate Governance Committee, c/o Secretary, PTC Therapeutics, Inc., 100 Corporate Court, South Plainfield, New Jersey 07080. Assuming that appropriate biographical and background material has been provided on a timely basis, our Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        Stockholders also have the right under our amended and restated bylaws, or bylaws, to directly nominate director candidates, without any action or recommendation on the part of our Nominating and Corporate Governance Committee or our Board, by following the procedures set forth under

"Stockholder Proposals and Nominations for Director." If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy statement and proxy card for the next annual meeting.

Board Meeting and Annual Meeting Attendance

        Our Board held 11 meetings during 2015.

        During 2015, each of our directors attended at least 75% of the Board meetings and the meetings of the committees on which he then served, other than Dr. McDonough. Due to unavoidable prior obligations, Dr. McDonough was unable to attend several unplanned special meetings of the Board that were called on short notice and as a result attended 55% of our Board meetings in 2015. Notwithstanding his attendance record at formal board meetings during 2015, Dr. McDonough has been consistently available to our Board and Company management for regular consultations on matters critical to our success, in particular those related to his areas of expertise as an executive leader in the biopharmaceutical industry. The Board believes that Dr. McDonough's contributions to the Board and the Company have been significant and that his re-election to the Board is in the best interests of the Company and its stockholders due to his extensive experience in our industry.

        Our Corporate Governance Guidelines provide that our directors are expected to attend the Annual Meeting. Seven of our directors and Dr. Steele, who was elected to the Board at such meeting, attended our 2015 annual meeting of stockholders.

Board Leadership Structure

        The positions of Chair of the Board and Chief Executive Officer are separated. Mr. Schmertzler serves as our Chair of the Board and Dr. Peltz serves as our Chief Executive Officer. This leadership structure allows our Chief Executive Officer to focus on our day-to-day business and allows our Chair of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that our Chief Executive Officer must devote to his position, as well as the commitment required by Mr. Schmertzler to serve as our Chair of the Board, particularly as our Board's oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board.

        Our bylaws do not require the position of Chair of our Board and Chief Executive Officer to be separate. Our Board believes that its leadership structure demonstrates our commitment to good corporate governance, and is appropriate because it strikes an effective balance between strategy development, independent leadership and management oversight. Our Board believes its leadership structure positively affects its administration of its risk oversight function.

Board Committees

        Our Board has established three standing committees: our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by our Board. Each committee's charter is posted on the Corporate Governance page of the Investors section of our website, www.ptcbio.com.

        Our Board has determined that all of the members of each of its three committees are independent as defined under applicable NASDAQ rules, including, in the case of all members of our Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange

Act and, in the case of all members of our Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act.

  Audit Committee

        The members of our Audit Committee are Messrs. Renaud, Koppel and Southwell. Mr. Renaud is the current chair of our Audit Committee. Our Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing our internal audit function;

  •
  overseeing our risk assessment and risk management policies;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with our internal auditing staff, our independent registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.

        Our Board has determined that Messrs. Renaud and Southwell are "audit committee financial experts" as defined in applicable SEC rules.

  Compensation Committee

        The members of our Compensation Committee are Messrs. Schmertzler and Southwell and Dr. Steele. Mr. Southwell chairs our Compensation Committee. Our Compensation Committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans; and

  •
  reviewing and making recommendations to our Board with respect to director compensation.

Compensation Processes and Procedures

        Our Compensation Committee makes all compensation decisions regarding our Chief Executive Officer and each of his direct reports, including salary, annual cash incentive compensation and long-term equity compensation (or, when the Committee deems it appropriate, makes recommendations concerning such matters to our Board). If the Compensation Committee deems it appropriate, it may delegate any of its responsibilities to one or more Compensation Committee members or subcommittees.

        Our Compensation Committee relies on management for legal, tax, compliance, finance and human resource recommendations, data and analysis for the design and administration of the compensation and benefits programs for our executive officers. As a result, our Chief Executive Officer, Chief Financial Officer, Senior Vice President, Human Resources, and Executive Vice President, Chief Legal Officer & Corporate Secretary generally attend Compensation Committee meetings upon the invitation of the Committee. The Compensation Committee also establishes, with input from the Chief Executive Officer and other members of the executive team, the corporate goals applicable to our annual cash incentive awards.

        On an annual basis our Chief Executive Officer meets with his direct reports to discuss the Company's accomplishments as well as the individual officer's performance and contributions over the year. Based on these discussions and input from others within PTC, our Chief Executive Officer, with respect to each executive officer other than himself, prepares an evaluation of the executive as to the level of contribution made to the management and success of our Company. In addition, our Chief Executive Officer, with the participation of other members of senior management, prepares information concerning the Company's achievements and our performance against corporate goals during the fiscal year.

        The Compensation Committee is presented with this information and the Chief Executive Officer's recommendations with respect to each executive officer, other than himself, as to each element of compensation. The Chief Executive Officer's recommendations, information concerning the Company's performance over the applicable fiscal period, expectations concerning performance in the coming year, and advice and information from its independent compensation consultant are all taken into account by the Compensation Committee when it makes final determinations on executive compensation matters.

        Our Chief Executive Officer's performance and salary, annual cash incentive compensation and long-term equity compensation are discussed by the Compensation Committee in executive session, with advice and participation from the Compensation Committee's independent compensation consultant as requested by the Compensation Committee. Our Chief Executive Officer does not participate in decisions regarding his own compensation.

        For additional information concerning our executive compensation program, see Compensation Discussion and Analysis on page 35.

        Our Compensation Committee has delegated to the Chief Executive Officer limited authority to make stock option grants to non-Section 16 officers. Any such awards must be reported to our Compensation Committee at its next meeting. During 2015, our Chief Executive Officer did not make any grants pursuant to this delegated authority.

Role of Independent Compensation Consultants

        Our Compensation Committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants. In 2015, our Compensation Committee engaged Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant, to provide comparative data on executive compensation practices in our industry, to assist the Compensation Committee in developing an appropriate list of peer companies, and to advise on our executive compensation program generally. The Compensation Committee also engaged FW Cook for recommendations and review of non-employee director compensation in 2015.

        Prior to its engagement of FW Cook our Compensation Committee engaged Radford, an AON Hewitt Company, an independent compensation consultant, in 2014, to evaluate its executive compensation program and assist our Compensation Committee with establishing an appropriate peer group and making executive compensation decisions to be effective in early 2015. Radford continued its engagement with our Compensation Committee into 2015, until FW Cook was engaged.

        Although our Compensation Committee considers the advice and recommendations of independent compensation consultants as to our executive compensation program, our Compensation Committee ultimately makes its own decisions about these matters. In the future, we expect that our Compensation Committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

        In 2014, 2015 and 2016, the Compensation Committee reviewed information regarding the independence and potential conflicts of interest of Radford and FW Cook, as applicable, taking into account, among other things, the factors set forth in the NASDAQ listing standards. Based on such reviews, the Compensation Committee concluded that the engagement of Radford and FW Cook did not raise any conflict of interest. Outside of services provided for the Compensation Committee, the compensation consultants provided nominal additional services to PTC in 2015 related to benchmarking data with respect to certain non-executive positions in an effort to ensure that our compensation is competitive so that we can attract, reward, motivate and retain all employees. The total amount paid to each of FW Cook and Radford in connection with these additional engagements was less than $120,000 in 2015.

  Nominating and Corporate Governance Committee

        The members of our Nominating and Corporate Governance Committee are Drs. Zeldis and Koppel and Mr. Schmertzler. Mr. Schmertzler chairs our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become members of our Board;

  •
  recommending to our Board the persons to be nominated for election as directors and to each of our Board's committees;

  •
  reviewing and making recommendations to our Board with respect to our board leadership structure;

  •
  reviewing and making recommendations to our Board with respect to management succession planning;

  •
  developing and recommending to our Board corporate governance principles; and

  •
  overseeing a periodic evaluation of our Board.

Risk Oversight

        Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and those described in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our Board is actively involved in oversight of risks that could affect us.

  Role of Our Board in Management of Risk

        Our Board administers its risk oversight function directly and through its Audit Committee and receives regular reports from members of senior management, including our Chief Executive Officer, Chief Financial Officer and Chief Legal Officer, on areas of material risk to our Company, including operational, financial, legal and regulatory, and strategic and reputational risks and has direct access to our Senior Vice President of Quality and Senior Vice President, Global Regulatory Affairs. As part of its charter, our Audit Committee regularly discusses with management our major risk exposures, their potential financial impact on our Company and the steps we take to manage them. Our Board believes that full and open communication between our management and our Board is essential for effective risk management and oversight.

        In addition, our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management and risks arising from our compensation policies and programs. Our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Communicating with our Directors

        Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chair of the Board and the Chair of our Nominating and Corporate Governance Committee, with the assistance of our Chief Legal Officer and Secretary and Senior Director, Corporate Communications, are primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as they consider appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters that are duplicative communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded or redirected, as appropriate, such as business solicitations, job inquiries or advertisements, mass mailings, new product suggestions, or communications that have no rational relevance to our business or operations. In addition, material that is unduly hostile, threatening or similarly unsuitable will be excluded; however, any communication will be made available to any director upon her or his request.

        Stockholders who wish to send communications on any topic to our Board should address such communications to the Board of Directors c/o PTC Therapeutics, Inc., 100 Corporate Court, South Plainfield, New Jersey 07080, Attn: Secretary.

Compensation Committee Interlocks and Insider Participation

        Messrs. Schmertzler, Southwell and Aldrich and Dr. Steele served as members of the Compensation Committee during the last completed fiscal year.

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of PTC.

Policies and Procedures for Related Person Transactions

        Our Board has adopted a written related person policy, which sets forth our policies and procedures for the review of any transaction, arrangement or relationship in which PTC is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our Chief Legal Officer. Our related person policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. Our related person policy also permits the Chair of our Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by our Audit Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        Our Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our certificate of incorporation or our bylaws.

        Our related person policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our Compensation Committee in the manner specified in its charter.

        All of the transactions discussed below under the heading "Related Person Transactions" that occurred during 2015 were reviewed and approved by our Audit Committee or, with respect to compensation matters, our Compensation Committee, in each case in accordance with our policy. With respect to those transactions effected prior to our initial public offering, it was the practice of our Board to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by our Board.

Related Person Transactions

        Since January 1, 2015, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable to us as could have been obtained from unrelated third parties.

  Familial Relationship

        Jane (Zheng) Yang Almstead, the wife of Neil Almstead, our Executive Vice President, Research, Pharmaceutical Operations and Technology, is employed by us as a Senior Manager, BioAnalytical; Clarissa Diniz, the sister of Cláudia Hirawat, our former President, is employed by us as Senior Product Manager, Commercial (during 2015, Senior Manager, LATAM Operations); and Ellen Welch, Ph.D., the domestic partner of Stuart W. Peltz, our Chief Executive Officer, is employed by us as Vice President, Biology. These three employees received cash compensation comprised of base salary and non-equity incentive compensation (paid in fiscal 2016 based on 2015 performance), payments under our employee-wide travel incentive program, equity awards (based on the grant date fair value), and company 401(k) matching contributions for their services to PTC during fiscal 2015, of between $170,524 to $633,782. These amounts reflect the full grant date fair value of equity compensation awarded in 2015 (computed in accordance with the provisions of ASC 718), and do not represent the actual value realized by the employee during the year. Dr. Welch also received a cash award of $3,187 upon her 15-year anniversary with PTC. All three individuals participated in our benefit programs generally available to U.S. employees during 2015. None of Dr. Peltz, Ms. Hirawat or Dr. Almstead participate in the supervision of or compensation decisions regarding their family members, and we believe that the compensation paid to Ms. Almstead, Ms. Diniz and Dr. Welch is fair and commensurate with what their compensation would be if they had no relationship to an executive officer of the Company.

        During 2015, our IT and our tax departments each engaged RSM US LLP, a provider of audit, tax and consulting services, for IT and tax services and audit services with respect to our 401(k) plan for aggregate fees of approximately $195,000. Dr. Peltz's brother is a principal in a different business unit at RSM, and we have been advised that he does not receive a direct economic benefit from these service agreements. We have, and anticipate that we will continue to, engage RSM for these types of services during 2016. We believe that the fees paid are fair and have been unaffected by this relationship.

  Registration Rights

        In March 2013, we entered into a second amended and restated investors' rights agreement, which we refer to as the investors' rights agreement, with the holders of our preferred stock prior to the closing of our initial public offering. As of April 20, 2016, holders of a total of 764,036 shares of our common stock issued upon conversion of our preferred stock have the right, subject to certain limitations, to require us to register these shares under the Securities Act of 1933, as amended, or

Securities Act, and to participate in future registrations of securities by us, under certain circumstances. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act. If not otherwise exercised, the rights described below will expire three years after the closing of our initial public offering, which occurred on June 25, 2013.

  Indemnification Agreements

        Our restated certificate of incorporation, or certificate of incorporation, provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our directors and executive officers. These indemnification agreements may require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors and/or executive officers.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 22, 2016, except as otherwise indicated in the table below, by each of our directors and director nominees; each of our named executive officers; all of our directors, director nominees and executive officers as a group; and each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

        The column entitled "Percentage of shares beneficially owned" is based on a total of 34,265,019 shares of our common stock outstanding as of April 22, 2016.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 22, 2016 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

        Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of PTC Therapeutics Inc., 100 Corporate Court, South Plainfield, New Jersey 07080.

Name of Beneficial Owner	Shares beneficially owned	Percentage of shares beneficially owned
Named executive officers, directors and director nominees
Stuart W. Peltz, Ph.D.(1)	560,644	1.6%
Neil Almstead, Ph.D.(2)	104,206	*
Mark Boulding(3)	121,695	*
Allan Jacobson, Ph.D.(4)	94,430	*
Adam Koppel, M.D., Ph.D.(5)	47,000	*
Shane Kovacs(6)	87,617	*
C. Geoffrey McDonough, M.D.(7)	57,909	*
Ronald C. Renaud, Jr.(8)	23,666	*
Mark Rothera(9)	128,733	*
Michael Schmertzler(10)	1,462,543	4.3%
David P. Southwell(11)	42,589	*
Glenn D. Steele, Jr., M.D., Ph.D.(12).	11,666	*
Dawn Svoronos	—	*
Jerome B. Zeldis, M.D., Ph.D.(13)	23,666	*
All executive officers and directors as a group (13 persons)(14)	2,802,076	7.8%
5% stockholders
Wellington Management Group LLP(15)	3,168,795	9.2%
BlackRock Inc.(16)	2,700,142	7.9%
The Vanguard Group, Inc.(17)	2,046,376	6.0%
FMR LLC(18)	1,930,027	5.6%
Westfield Capital Management Company, L.P.(19)	1,872,220	5.5%
Waddell & Reed Financial, Inc.(20)	1,854,184	5.4%

*
Less than one percent.

(1)
Consists of (a) 553,368 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date; and (b) 7,276 shares of common stock. As of April 22, 2016, Dr. Peltz held an aggregate of 1,142,306 vested and unvested stock options to purchase an equal number of shares of our common stock.

(2)
Consists of (a) 101,553 shares of common stock underlying options held by Dr. Almstead that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date; (b) 1,358 shares of common stock underlying options held by Dr. Almstead's spouse that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date; (c) 600 shares of restricted common stock held by Dr. Almstead's spouse that will vest within 60 days of April 22, 2016; and (d) 95 shares of common stock held by Dr. Almstead's spouse. Dr. Almstead disclaims beneficial ownership of the shares held by his spouse.

(3)
Consists of (a) 105,368 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date; and (b) 16,327 shares of common stock.

(4)
Consists of (a) 87,582 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date; and (b) 6,848 shares of common stock.

(5)
Consists of 47,000 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date.

(6)
Consists of (a) 78,821 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date; (b) 7,000 shares of restricted common stock; and (b) 1,850 shares of common stock.

(7)
Consists of (a) 50,000 shares of common stock underlying options that are exercisable as of 22, 2016 or will become exercisable within 60 days of such date; and (b) 909 shares of common stock.

(8)
Consists of 23,666 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date.

(9)
Consists of (a) 114,392 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date; (b) 5,125 shares of common stock held directly by Mr. Rothera; and (c) 9,216 shares of common stock held by a trust of which Mr. Rothera's spouse is a trustee and beneficiary. Mr. Rothera disclaims beneficial ownership of the shares held by the trust.

(10)
Consists of (a) 1,320,369 shares of common stock held by Section Six Partners, L.P.; (b) 115,408 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days after such date; and (c) 26,766 shares of common stock held by Mr. Schmertzler. Mr. Schmertzler disclaims beneficial ownership of the shares held by Section Six Partners, L.P., except to the extent of his pecuniary interest therein.

(11)
Consists of 42,589 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date.

(12)
Consists of 11,666 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date.

(13)
Consists of 23,666 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable within 60 days of such date. Dr. Zeldis, a member of our Board, is an employee of Celgene Corporation. An affiliate of Celgene Corporation is one of our stockholders. Dr. Zeldis disclaims beneficial ownership of the shares held by such affiliate.

(14)
Consists of (a) 1,400,295 shares of common stock underlying options that are exercisable as of April 22, 2016 or will become exercisable with 60 days after such date and (b) 1,401,781 shares of common stock.

(15)
The address for Wellington Management Group LLP, or Wellington, is 280 Congress Street, Boston, MA 02210. As of December 31, 2015, all shares reported by Wellington, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington. Wellington has shared voting and dispositive power over the shares. The information contained in this footnote and the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by Wellington that are contained in a Schedule 13G/A filed with the SEC on February 11, 2016.

(16)
The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022. As of December 31, 2015, consists of 2,700,142 shares of common stock held by BlackRock, Inc. and its affiliates, or BlackRock, of which BlackRock has sole voting power over 2,620,354 shares and sole dispositive power over 2,700,142 shares. The information contained in this footnote and the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by BlackRock, Inc. that are contained in a Schedule 13G filed with the SEC on January 27, 2016.

(17)
The address for The Vanguard Group, Inc., or Vangaurd, is 100 Vanguard Blvd., Malvern, PA 19355. As of December 31, 2015, consists of 2,046,376 shares of common stock held by Vanguard and its affiliates. Power voting power is held for 72,586, shared voting power is held for 2,000 shares, sole dispositive power is held for 1,973,290 shares and shared dispositive power is held for 73,086 shares. The information contained in this footnote and the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by Vangaurd that are contained in a Schedule 13G filed with the SEC on February 10, 2016.

(18)
The address for FMR LLC is 245 Summer Street, Boston, MA 02110. As of December 31, 2015, consists of 1,930,027 shares of common stock beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies, or, collectively, the FMR Reporters, and Abigail P. Johnson. FMR LLC has sole dispositive power over the shares. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares, which power resides with the Fidelity Funds' Boards of Trustees. Through their ownership of voting common shares of FMR LLC and the execution of a shareholders' voting agreement, members of the Johnson family, including Ms. Johnson, the Vice Chairman, Chief Executive Officer and the President of FMR LLC may be deemed, under the Investment Company Act, to form a controlling group with respect to FMR LLC. The information contained in this footnote and the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by the FMR Reporters, or Abigail P. Johnson that are contained in a Schedule 13G/A filed with the SEC on February 12, 2016.

(19)
The address for Westfield Capital Management Company, L.P., or Westfield, is One Financial Center, Boston, MA 02111. As of December 31, 2015, consists of 1,872,220 shares of common stock owned of record by clients of Westfield in its capacity as investment adviser. Westfield's clients have the right to receive, or the power to direct the receipt of, dividends or proceeds from the sale of the shares. To the best of Westfield's knowledge, no client has such right or power with respect to more than five percent of this class of security. Westfield has sole voting and dispositve power over the shares. The information contained in this footnote and the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by Westfield that are contained in a Schedule 13G filed with the SEC on February 10, 2016.

(20)
The address for Waddell & Reed Financial, Inc., or WDR, is 6300 Lamar Avenue Overland Park, KS 66202. As of December 31, 2015, consists of 1,854,184 shares of common stock beneficially owned by one or more open-end investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company, an investment advisory subsidiary of WDR or Waddell & Reed Investment Management Company, an investment advisory subsidiary of Waddell & Reed, Inc. WDR has sole voting and dispositive power over the shares. The information contained in this footnote and the table above has been included solely in reliance upon, and without independent investigation of, the disclosures by WDR that are contained in a Schedule 13G filed with the SEC on February 12, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our common stock to file reports of ownership and changes of ownership with the SEC on Forms 3, 4 and 5. The SEC has designated specific deadlines for these reports and we must identify in this proxy statement those persons who did not file these reports when due.

        We believe that, during 2015, our directors, executive officers and beneficial owners of more than 10% of our common stock timely complied with all applicable filing requirements, with the exception of the late filing of a Form 4 reporting a stock option exercise and sale transaction by one day by Dr. Almstead. In making these disclosures, we relied solely on a review of copies of such reports filed with the SEC and furnished to us and written representations that no other reports were required.

 PROPOSAL 1: ELECTION OF DIRECTORS

Information Regarding Directors and Director Nominees

  Board Composition

        Our certificate of incorporation provides for the classification of our Board into three classes, each having as nearly an equal number of directors as possible. The terms of service of the three classes are staggered so that the term of one class expires each year. At each annual meeting of stockholders, directors are elected for a full term of three years to continue in office or to succeed those directors whose terms are expiring. Our directors hold office until their successors have been elected and qualified, or until the earlier of their resignation or removal.

        Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board; that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes entitled to be cast in an annual election of directors; and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office. Our Board currently consists of nine directors. Effective as of the conclusion of our 2016 Annual Meeting, our Board will consist of ten directors.

        There are no family relationships between or among any of our officers, directors or director nominees. The principal occupation and employment during the past five years of each of our directors and director nominees was carried on, in each case except as specifically identified below, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or director nominees and any other person or persons pursuant to which he was or is to be selected as a director or director nominee.

  Director Nominees

        At the Annual Meeting, stockholders will be asked to consider the election of Allan Jacobson, Ph.D., C. Geoffrey McDonough, M.D., David P. Southwell and Dawn Svoronos. Ms. Svoronos is being nominated for election as director for the first time and was originally proposed to us as a director nominee by Korn Ferry, a third-party search firm engaged by our Nominating and Corporate Governance Committee to identify potential director candidates. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Drs. Jacobson and McDonough, Mr. Southwell and Ms. Svoronos for election at the Annual Meeting as Class III directors, each to serve until 2019.

        Each of our director nominees has indicated his or her willingness to serve on our Board, if elected. If any director nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute director nominee designated by our Board. We do not contemplate that any of our director nominees will be unable to serve if elected.

        Unless otherwise instructed in the proxy, all proxies will be voted "FOR" the election of each of the director nominees identified above to a three-year term ending in 2019, each such director nominee to hold office until his or her successor has been duly elected and qualified.

        A plurality of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee as a director.

Our Board Recommends that You Vote "FOR" the Election of
Allan Jacobson, C. Geoffrey McDonough, David Southwell, and Dawn Svoronos

  Biographical Information

        The following table and biographical descriptions provide information as of April 22, 2016 relating to each director nominee and each director continuing in office, including age and period of service as a director of our Company; committee memberships; business experience during the past five years, including directorships at other public companies; community activities; and the other experience, qualifications, attributes or skills that led our Board to conclude that such director should serve as a director of PTC.

Class III Director Nominees to be elected at the Annual Meeting (terms expiring in 2016)

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Allan Jacobson, Ph.D. Director	70	Dr. Jacobson is a co-founder of PTC Therapeutics, Inc. and has served as a member of our Board since our inception in 1998, and previously served as Chairman of our Board from 1998 to 2004. Since 2000, Dr. Jacobson has served as Chairman of our scientific advisory board. Since 1994, Dr. Jacobson has been the Chairman of the Department of Microbiology and Physiological Systems at the University of Massachusetts Medical School. In 1982, Dr. Jacobson co-founded Applied bioTechnology, Inc., a biotechnology company, and served as its chairman until its sale in 1991. From 1987 to 1990, Dr. Jacobson served as special limited partner at Euclid Partners, a venture capital firm. Dr. Jacobson received a Ph.D. from Brandeis University in 1971, has authored over 100 publications in the field of post-transcriptional control processes and is an elected member of the American Academy of Microbiology. We believe that Dr. Jacobson is qualified to serve on our Board because of his service as one of our directors since our inception, his knowledge of our Company and his extensive experience as a founder and leader of new businesses in the life science industry.
C. Geoffrey McDonough, M.D. Director	45

Dr. McDonough has served as a member of our Board since November 2012. Since August 2011, Dr. McDonough has served as President and Chief Executive Officer of Swedish Orphan Biovitrum AB (Sobi), a global biopharmaceutical company dedicated to rare diseases. Prior to joining Sobi, Dr. McDonough held several senior leadership positions at Genzyme Corporation, a biotechnology company, from 2002 to June 2011, including Senior Vice President and General Manager, Personalized Genetic Health, Senior Vice President, Lysosomal Storage Disease Therapeutics and most recently, as President of Europe, Middle East and Africa. Prior to joining Genzyme, Dr. McDonough co-founded and served as President of Catalyst Medical Solutions, a developer of software for hospital management, and was a practicing internist and pediatrician. Since 2015, Dr. McDonough has served on the board of directors of Zafgen, Inc., a biopharmaceutical company. Dr. McDonough received a B.A. and a B.Sc. from the University of North Carolina at Chapel Hill and an M.D. from Harvard Medical School. We believe that Dr. McDonough is qualified to serve on our Board because of his extensive executive leadership experience and knowledge of our industry.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
David P. Southwell Audit Committee Compensation Committee	55

Mr. Southwell has served as a member of our Board since December 2005. He is currently the President and Chief Executive Officer, and a member of the board of directors, of Inotek Pharmaceuticals, a biotechnology company. From March 2010 to September 2012, Mr. Southwell served as the Executive Vice President and Chief Financial Officer, and from 2008 to 2010 served as a member of the board of directors, of Human Genome Sciences, Inc., a biopharmaceutical company. Prior to joining Human Genome Sciences, he served as Executive Vice President and Chief Financial Officer of Sepracor, Inc., a research-based pharmaceutical company, from June 1994 to March 2008, and as Sepracor's Senior Vice President and Chief Financial Officer, from 1994 to 1995. From August 1988 until 1994, Mr. Southwell was associated with Lehman Brothers Inc., a securities firm, in various positions with the investment banking division. Since 2007, Mr. Southwell has served on the board of directors of THL Credit, Inc., a publicly traded business development company under the Investment Company Act of 1940 and from 2000 to 2010, he served on the board of directors of BioSphere Medical, Inc. Mr. Southwell received a B.A. from Rice University and an M.B.A. from the Tuck School of Business at Dartmouth College. We believe that Mr. Southwell is qualified to serve on our Board because of his extensive executive leadership experience and knowledge of our industry.

Dawn Svoronos	62

Ms. Svoronos has more than 30 years of experience in the pharmaceutical industry, including extensive commercial work with the multinational pharmaceutical company Merck & Co. Inc., where she held roles of increasing seniority over 23 years of service. Prior to her retirement from Merck in 2011, Ms. Svoronos most recently served as President of Merck in Europe/Canada from 2009 to 2011, President of Merck in Canada from 2006 to 2009, and Vice-President of Merck for Asia Pacific from 2005 to 2006. Since 2013, Ms. Svoronos has served on the boards of directors of Medivation, Inc., a Nasdaq-listed biopharmaceutical company, and Theratechnologies, a specialty pharmaceutical company that trades on the Toronto Stock Exchange. Ms. Svoronos is also the chair of the board of directors of the Centre for Drug Research and Development in Vancouver, Canada and a member of the board of directors of AgNovos Healthcare Company, a privately held organization. We believe that Ms. Svoronos is qualified to serve on our Board because of her extensive experience in commercialization of pharmaceutical products, including her substantial ex-U.S. commercialization expertise as well as her leadership experience and her service on the boards of directors of other public companies.

Class I Directors (terms expiring in 2017)

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Stuart W. Peltz, Ph.D. Chief Executive Officer and Director	56	Dr. Peltz is a co-founder of PTC Therapeutics, Inc. and has served as our Chief Executive Officer and a member of our Board since our inception in 1998. He also serves as a director of PTC Therapeutics International Limited, our international headquarters and indirect wholly-owned subsidiary, and as a director of one of our international subsidiary boards. Dr. Peltz is a recognized scientific leader in RNA biology in the area of post-transcriptional control processes involving mRNA turnover and translation, with more than 30 years of research and over 100 publications in this area. Prior to founding PTC, Dr. Peltz was a Professor in the Department of Molecular Genetics & Microbiology at the Robert Wood Johnson Medical School, Rutgers University. Dr. Peltz currently serves as the Chairman of the BioNJ Board of Trustees. Dr. Peltz has received a number of business and scientific awards, including election as a Fellow of the American Academy for the Advancement of Science in 2010, recipient of the Dr. Sol J. Barer Award for Vision Innovation and Leadership in 2014 and recognition as PharmaVoice's 100 Most Inspiring People in 2009. He has served as a member of the board of directors for the Biotechnology Industry Organization (BIO) and on BIO's Emerging Companies Section Governing Board. Dr. Peltz received a Ph.D. from the McArdle Laboratory for Cancer Research at the University of Wisconsin. We believe that Dr. Peltz is qualified to serve on our Board because of his extensive executive leadership experience, many years of service as one of our directors and our Chief Executive Officer and extensive knowledge of our Company and industry.
Jerome B. Zeldis, M.D., Ph.D. Nominating and Corporate Governance Committee	65

Dr. Zeldis has served as a member of our Board since September 2012. Dr. Zeldis currently serves as the Chief Executive Officer of Celgene Global Health and the Chief Medical Officer of Celgene Corporation, a public biopharmaceutical company, where he has been employed since 1997. He previously served as Celgene's Senior Vice President of Clinical Research and Medical Affairs. Previously, Dr. Zeldis served as Assistant Professor of Medicine at Harvard Medical School, Associate Professor of Medicine at University of California, Davis, Clinical Associate Professor of Medicine at Cornell Medical School and Professor of Clinical Medicine at the Robert Wood Johnson Medical School. Dr. Zeldis received an A.B. and M.S. from Brown University and a M.Phil., M.D. and Ph.D. in Molecular Biophysics and Biochemistry (immunochemistry) from Yale University. Dr. Zeldis has served on the board of directors of several public companies, including Soligenix, Inc., a biopharmaceutical company since 2011, Alliqua, Inc., a biomedical company since 2012, and BioSig Technologies, Inc., a medical device company since July 2015. In addition, Dr. Zeldis founded and serves as the chairman of Trek Therapeutics, a private biomedical company, since November 2014. We believe that Dr. Zeldis is qualified to serve on our Board because of his extensive executive leadership experience and knowledge of our industry.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Ronald C. Renaud, Jr. Audit Committee	47

Mr. Renaud has served as a member of our Board since June 2014. Since December 2014 he has served as the Chief Executive Officer of RaNA Therapeutics,  Inc., a biotechnology company. Previously Mr. Renaud served as the President and Chief Executive Officer of Idenix Pharmaceuticals, Inc., a public biopharmaceutical company, from October 2010 until its acquisition by Merck in August 2014. Mr. Renaud served as Idenix's Chief Financial Officer from June 2007 to October 2010 and chief business officer from June 2010 to October 2010. Prior to joining Idenix, Mr. Renaud served as Senior Vice President and Chief Financial Officer of Keryx Biopharmaceuticals, Inc., a biopharmaceutical company, from February 2006 to May 2007. He was a senior research analyst and global sector coordinator for JP Morgan Securities from May 2004 until February 2006, where he was responsible for the biotechnology equity research effort, covering all ranges of capitalized biotechnology companies. He also spent more than five years at Amgen, where he held positions in clinical research, investor relations and finance. Mr. Renaud holds a B.A. from St. Anselm College and an M.B.A. from the Marshall School of Business at the University of Southern California. Mr. Renaud serves on the boards of Chimerix, Inc. and Akebia Therapeutics since 2014. We believe that Mr. Renaud is qualified to serve on our Board because of his leadership and finance experience at public and private biotechnology companies, his investment banking background and his deep knowledge of the life sciences industry.

Class II Directors (terms expiring in 2018)

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Adam Koppel, M.D., Ph.D. Audit Committee Nominating and Corporate Governance Committee	46	Dr. Koppel has served as a member of our Board since March 2013. He currently serves as Executive Vice President, Corporate Development & Strategy and Chief Strategy Officer at Biogen Inc., a biotechnology company, responsible for leading Biogen's corporate strategy and portfolio management, and has served in this position since November 2015. Mr. Koppel joined Biogen in May 2014 as Senior Vice President and Chief Strategy Officer. From 2003 to May 2014, Dr. Koppel served as a Managing Director of Brookside Capital, LLC, the public equity affiliate of Bain Capital. Prior to joining Brookside Capital, LLC, he was an Associate Principal with McKinsey & Company where he consulted companies in the pharmaceutical and biotechnology industries. Dr. Koppel received an M.D. and Ph.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. from Harvard University. Since 2014, Dr. Koppel has served on the board of directors of Trevana, Inc. We believe that Dr. Koppel is qualified to serve on our Board due to his extensive experience as an investment banking and financial professional and his extensive knowledge of the pharmaceutical and biotechnology industries.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Michael Schmertzler Chair of the Board Compensation Committee Nominating and Corporate Governance Committee	64

Mr. Schmertzler has served as a member of our Board since August 2001 and as Chair of our Board since November 2004. From 2001 to 2015, Mr. Schmertzler served as a Managing Director of Aries Advisors, LLC, the sub-advisor to Credit Suisse First Boston Equity Partners, L.P., a private equity fund, and the Chair of the investment committee of Credit Suisse First Boston Equity Partners, L.P. From 1997 to 2001, Mr. Schmertzler was Co-Head of United States and Canadian Private Equity at Credit Suisse First Boston, an investment banking firm. Prior to 1997, Mr. Schmertzler held various management positions with Morgan Stanley and its affiliates, including President of Morgan Stanley Leveraged Capital Funds and head of Morgan Stanley's biotechnology pharmaceuticals group, and was Managing Director and Chief Financial Officer of Lehman Brothers Kuhn Loeb and Head of International Sales and Trading and Investment Banking at its successor, Lehman Brothers, both investment banking firms. Mr. Schmertzler is currently a director of Lehman Commercial Paper Incorporated, a liquidating post-bankruptcy subsidiary of Lehman Brothers Holdings, Incorporated. From 2008 to 2012, Mr. Schmertzler served as Chief Executive Officer and a director of Kolltan Pharmaceuticals, Inc., a Yale University biotechnology spin-out. Mr. Schmertzler previously served as a director of Cytokinetics, Incorporated, a public biopharmaceutical company, and Idenix Pharmaceuticals, Inc. Mr. Schmertzler served as a director of our UK subsidiary until February 2016. Since 1998, he has been an Adjunct Professor and Lecturer at Yale University. Mr. Schmertzler received a B.A. from Yale College in Molecular Biophysics and Biochemistry, History and City Planning and an M.B.A. from the Harvard Business School. We believe that Mr. Schmertzler is qualified to serve on our Board due to his extensive experience as an investment banking and financial professional, his extensive personal knowledge of our industry and his many years of service as one of our directors.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Glenn D. Steele Jr., M.D., Ph.D. Compensation Committee	71

Dr. Steele has served as the Chair of xG Health Solutions, a health care redesign and optimization company affiliated with Geisinger Health System, since 2014. From 2001 until 2015, Dr. Steele served as President and Chief Executive Officer of Geisinger Health System, an integrated health services organization in central and northeastern Pennsylvania. Dr. Steele previously served as the dean of the Biological Sciences Division and the Pritzker School of Medicine and vice president for medical affairs at the University of Chicago, as well as the Richard T. Crane Professor in the Department of Surgery. Prior to that, he was the William V. McDermott Professor of Surgery at Harvard Medical School, president and chief executive officer of Deaconess Professional Practice Group, Boston, MA, and chairman of the department of surgery at New England Deaconess Hospital (Boston, MA). Dr. Steele serves on the boards of directors of CEPHEID, a Nasdaq-listed molecular diagnostics company, and Wellcare Health Plans Inc., a NYSE-listed managed care company, and served as a director of Weis Markets Inc. from 2009 to 2015. We believe that Dr. Steele is qualified to serve on our Board because of his leadership and business experience, extensive experience in the health care industry, and his service on the boards of directors of other public companies.

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to audit our books, records and accounts for the fiscal year ended December 31, 2016. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

        Ernst & Young LLP has been our independent registered public accounting firm since the fiscal year ended December 31, 2012. Ernst & Young LLP has no direct or indirect material financial interest in our Company or our subsidiaries. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement on the firm's behalf if they so desire. The representatives also will be available to respond to appropriate questions.

        Our Audit Committee is solely responsible for selecting our independent registered public accounting firm for 2016. Although we are not required to submit the appointment to a vote of the stockholders, our Board believes that it is appropriate as a matter of good corporate governance to request that the stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

        If the stockholders do not ratify the appointment, our Audit Committee will investigate the reasons for stockholder rejection and may reconsider its appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016 and may appoint another independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders.

        A majority of the voting power of the shares of common stock cast on this matter is required to approve this proposal. Unless otherwise instructed in the proxy, all proxies will be voted "FOR" the ratification of Ernst & Young LLP.

Our Board Recommends that You Vote "FOR" the Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016.

Fees Paid to Independent Registered Public Accounting Firm

        The following table sets forth the fees incurred for services performed by Ernst & Young LLP during fiscal years 2015 and 2014:

Nature of Service	2015 Fees	2014 Fees
Audit Fees(1)	$965,724	$649,542
Audit Related Fees	$—	$—
Tax Fees(2)	$293,034	$166,296
All Other Fees	$—	$—

Total:	$1,258,758	$815,838

(1)
"Audit Fees" represent fees for the respective fiscal year for professional services for the audit of our annual financial statements, the review of financial statements included in our quarterly financial statements, accounting consultations, and other services that are normally provided by the independent registered public accounting firm in connection with other statutory or regulatory requirements including, services rendered relating to our registration statement filings with the SEC, and, in 2015, services rendered in connection with the audit of the Company's internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act .

(2)
"Tax Fees" is primarily for services rendered in connection with international tax matters, including services rendered for tax compliance, tax advice and tax audit assistance.

        Our Audit Committee determined that the provision of the non-audit services by Ernst & Young LLP described above is compatible with maintaining Ernst & Young LLP's independence.

Audit Committee Pre-Approval Policy and Procedures

        Our Audit Committee as a whole, or through its Chair, pre-approves all audit and non-audit services (including fees) to be provided by the independent registered public accounting firm. Our Audit Committee has delegated to the Chair of our Audit Committee the authority to pre-approve non-audit services not prohibited by law to be performed by Ernst & Young LLP and associated fees, provided that the Chair of our Audit Committee reports any decisions to pre-approve such services and fees to the full Audit Committee at its next regular meeting. All services provided by Ernst & Young LLP during 2015 and 2014 were pre-approved by the Audit Committee.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee has reviewed and discussed the audited financial statements of PTC Therapeutics, Inc. for the fiscal year ended December 31, 2015 with management.

        The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, as modified or supplemented (communication with audit committees), as adopted by the Public Company Accounting Oversight Board.

        The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the Audit Committee concerning independence, and has discussed Ernst & Young LLP's independence from us with Ernst & Young LLP.

        Based on the review and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements as of and for the year ended December 31, 2015 be included in the Company's Annual Report on Form 10 K for the fiscal year ended December 31, 2015.

By the Audit Committee of the Board of Directors of PTC Therapeutics, Inc.
Ronald C. Renaud, Chair Adam Koppel, M.D., Ph.D. David P. Southwell

 EXECUTIVE OFFICERS

        The following table and biographical descriptions provide information as of April 22, 2016 relating to each of our executive officers, other than Dr. Peltz, who also serves as a director of the Company. Dr. Peltz's biographical information is presented above in this proxy statement under the heading "Proposal 1: Election of Directors—Biographical Information."

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Neil Almstead, Ph.D. Executive Vice President, Research, Pharmaceutical Operations & Technology	49	Dr. Almstead has served as our Executive Vice President, Research, Pharmaceutical Operations and Technology since January 2015. Dr. Almstead has been employed with PTC since 2000. He served as our Senior Vice President, Research and CMC from July 2008 to December 2014 and Senior Vice President, Chemistry and CMC from January 2007 to June 2008. Prior to joining PTC, Dr. Almstead served as Project Manager at Procter & Gamble Company, a publicly traded consumer products company. Dr. Almstead has co-authored more than 75 publications and patents pertaining to the design and synthesis of lead candidate compounds for genetic disorders, oncology and inflammatory diseases. Dr. Almstead received a B.S. from Clarkson University and a Ph.D. in Organic Chemistry from the University of Illinois at Urbana-Champaign.
Mark E. Boulding Executive Vice President and Chief Legal Officer	55

Mr. Boulding has served as our Executive Vice President and Chief Legal Officer since March 2012, and previously served as our Senior Vice President and General Counsel from April 2002 to February 2012. He also serves as co-secretary of two subsidiaries of PTC. Prior to joining us, Mr. Boulding served as General Counsel, Executive Vice President and Secretary of MedicaLogic/Medscape, Inc., a provider of digital health records software and healthcare information, from May 2000 to April 2002. From June 1999 to May 2000, Mr. Boulding served as the General Counsel, Vice President and Secretary of Medscape, Inc., a provider of online health information and education. Mr. Boulding previously was a partner in two Washington, D.C.-based law firms. Mr. Boulding received a J.D. from the University of Michigan and a B.A. from Yale College.

Name	Age	Board Tenure, Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Shane Kovacs Executive Vice President, Chief Financial Officer and Head of Corporate Development	42

Mr. Kovacs has served as our Executive Vice President, Chief Financial Officer since June 2013 and has also served as our Head of Corporate Development since January 2015. He also serves as a director of PTC Therapeutics International Limited, our international headquarters and indirect wholly-owned subsidiary, and as an officer and director of many of our international subsidiary boards. Prior to joining us, Mr. Kovacs served in positions of increasing responsibility at Credit Suisse, an investment banking firm, from March 2004 to May 2013, including most recently as a Managing Director. From July 2002 to March 2004, Mr. Kovacs served as an associate at National Bank Financial, a diversified financial services firm. Mr. Kovacs received a B.Eng. and a B.S. in Chemical Engineering and Life Sciences from Queen's University and an M.B.A. from the University of Western Ontario. Mr. Kovacs is a Chartered Financial Analyst.

Tuyen Ong, M.D., MRCOphth. Chief Medical Officer	41

Dr. Ong has served as our Chief Medical Officer since April 22, 2016 and served as our Senior Vice President, Head of Clinical and Translational Research from September 2014 to April 2016. Prior to joining PTC, Dr. Ong was employed by Valeant Pharmaceuticals (previously Bausch and Lomb) from 2010 to 2014, most recently serving in the role of Vice President of Global Clinical Development and Operations. Previously, Dr. Ong worked at Pfizer Inc., developing drugs for diseases with high unmet medical need in various disease areas including respiratory, gastrointestinal, hepatology, and ophthalmology. Dr. Ong holds a medical degree from the University of London and received his MBA from New York University Stern School of Business.

Mark A. Rothera Chief Commercial Officer	53

Mr. Rothera has served as our Chief Commercial Officer since April 2013. Prior to joining us, Mr. Rothera served as Global President of Aegerion Pharmaceuticals Inc., a biopharmaceutical company, from April 2012 to January 2013. From January 2006 to March 2012, he served as Vice President and General Manager for the commercial operations of Shire Human Genetic Therapies, Inc. in Europe, the Middle East & Africa. Prior to joining Shire, Mr. Rothera held various global strategic and operational marketing and sales roles with French and UK operations of Glaxo Wellcome. Mr. Rothera received an M.A. in Natural Science from Cambridge University, an M.B.A. from the European Institute for Business Administration and a Diploma in Company Direction from Institute of Directors, UK.

        There are no family relationships between or among any of our executive officers or directors. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

COMPANY BACKGROUND

        PTC was incorporated in 1998 by Stuart Peltz, our Chief Executive Officer, or CEO, and Allan Jacobson. Both of Drs. Peltz and Jacobson have served on our Board of Directors, or Board, since the Company's founding.

        Until its transition to a public company in June 2013, PTC was a private company focused on the discovery and development of orally administered, small molecule therapeutics targeting an area of RNA biology referred to as post-transcriptional control.

        All compounds currently under development at PTC were discovered using its proprietary technologies. The Company's internally discovered pipeline addresses multiple therapeutic areas, including rare disorders and oncology.

        PTC has grown into a global commercial biopharmaceutical company since its receipt of marketing authorization for its lead candidate in the third quarter of 2014 from the European Commission. Our transition from a company with a research and development focus to a company capable of leading and sustaining global commercial activities was viewed by our Board as critical to PTC's long-term success.

        The marketing authorization for PTC's lead product, Translarna™ (ataluren), allows for the treatment of nonsense mutation Duchenne muscular dystrophy, or nmDMD, in ambulatory patients age 5 years and over in the 31 member states of the European Economic Area. The marketing authorization is subject to annual review and renewal by the European Commission following reassessment by the European Medicines Agency, or EMA, of the risk-benefit balance of the authorization and was further conditioned on our ability to complete our global, confirmatory Phase 3 clinical trial in nmDMD, which we refer to as ACT DMD, and submit the final report, including additional efficacy and safety data from the trial. We submitted this ACT DMD report to the EMA in January 2016 and, in February 2016, submitted a renewal request to the EMA for our marketing authorization.

        In October 2015, we announced that we did not achieve the primary efficacy endpoint of ACT DMD with the pre- specified level of statistical significance. However, based on our belief that the results of ACT DMD and the totality of clinical data across our nmDMD trials support the safety and efficacy of Translarna for the treatment of nmDMD, we submitted our completed new drug application, or NDA, to the United States Food and Drug Administration, or FDA, in December 2015 with our ACT DMD analyses. We received a Refuse to File letter from the FDA regarding our NDA for Translarna for the treatment of nmDMD in February 2016.

        Base salary adjustments and annual stock option awards effective in 2015 were made in late 2014 and early 2015, respectively, prior to the recent developments described in the foregoing paragraph. See "Compensation Discussion and Analysis" beginning on the next page for additional information.

        This section is intended to provide context with respect to our recent transitions from a private to public company and from a pure research and development company to an international commercial company. However, this "Company Background" is a high-level summary only and does not purport to be a complete description of our history or business. For a more comprehensive overview of our business and operations, we urge you to read the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and our periodic and current reports on Form 10-Q and Form 8-K.

 EXECUTIVE COMPENSATION

        This section describes the material elements of compensation awarded to, earned by or paid to our named executive officers, who, for fiscal year 2015, are:

  •
  Stuart W. Peltz, Ph.D., Chief Executive Officer;

  •
  Shane Kovacs, Executive Vice President, Chief Financial Officer and Head of Corporate Development;

  •
  Neil Almstead, Ph.D., Executive Vice President, Research, Pharmaceutical Operations & Technology;

  •
  Mark E. Boulding, Executive Vice President and Chief Legal Officer; and

  •
  Mark Rothera, Chief Commercial Officer.

        In addition, this section discusses the principles underlying our decisions with respect to the compensation of our named executive officers and the most important factors relevant to an analysis of these decisions, as well as qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers, and is intended to provide context for the data presented in the tables and narrative that follow.

Compensation Discussion and Analysis

Say on Pay

        Prior to 2016, we were considered an "emerging growth company" under applicable federal securities law and as a result we did not hold a say-on-pay-vote at our prior annual meetings.

        This proxy statement marks the first time we are seeking approval, on an advisory basis, of the compensation of our named executive officers and the frequency with which such votes must be conducted. As such, this Compensation Discussion and Analysis, and the related executive compensation tables, are intended to provide a detailed summary of our executive compensation programs.

        Our executive compensation program is intended to be competitive with our peers and to further motivate our executive team to continue to achieve goals in line with our short- and long-term strategy for value creation for our stockholders. Our executive compensation program consists of three primary elements: base salary, annual cash incentive and annual stock option award. We view stock options as naturally performance-based because they provide no value to the option-holder if our stock price does not increase after grant, however, we do not believe that our performance can be accurately evaluated using a formulaic review of our stock price on any particular trading day. We do not maintain an executive perquisite program or any guaranteed or funded retirement plan benefits other than a matching contribution under our 401(k) savings and retirement plan that we make available to all employees.

        We and our Compensation Committee greatly value the benefits of maintaining a dialogue with our stockholders and understanding the perspective of our investors. Our Compensation Committee intends to consider the outcome of our say-on-pay vote in continuing with its efforts to review and improve our compensation programs, and remains open to considering changes that may be warranted as our business and industry evolve.

Executive Compensation Objectives and Philosophy

        Our compensation policies and programs are intended to:

  •
  drive the achievement of key corporate milestones and the execution of our long-term growth strategy by placing a significant portion of named executive officer compensation "at risk",

  •
  attract and retain well-qualified executive management, and

  •
  align the interests of our executive officers and long-term stockholders.

        "At-risk" compensation drives executive focus on achievement of our short- and long-term goals. Under our executive compensation program, a significant portion (94.3% and 86.4%, respectively) of our Chief Executive Officer's and other named executive officers' primary compensation elements in 2015 (comprised of base salary, annual cash incentive at target, and annual stock option award) were variable based on performance and/or our stock price, as shown below:

Primary compensation elements in 2015
(base salary, annual cash incentive at target, and annual stock option award)

        We believe that our annual cash incentive program contributes to the achievement of key short-term goals that drive the success of our long-term growth strategy. Our Compensation Committee works with management and the Board to establish corporate objectives under our annual cash incentive program that highlight the Company's top strategic goals and provide appropriate motivation toward the achievement of significant milestones that we believe directly correlate to the long-term enhancement of stockholder value.

        In addition, since becoming a public company in June 2013, our executive compensation program has included an annual stock option award that vests over a period of four years. Stock option grants are made at the start of the new year, which is after performance results for the previous year are known and before the results for the new year. The 2015 grant was made following strong corporate and individual performance in 2014, during which key development milestones were met and exceeded and the stock price had significantly increased. This influenced the 2015 stock option awards, which were larger than the 2016 stock option awards (which, in turn, were influenced by our performance in 2015). Our Compensation Committee utilizes stock option awards to encourage the execution of our long-term growth strategy as these equity awards only provide value to the named executive officers if our stock price increases after the grants are made and the applicable award has vested. Stock option awards granted in 2015 are not currently providing any value because our current stock price is lower than the option exercise price.

        Attract and retain well-qualified executive management.    We believe the Company's growth and success can only be achieved with the valuable contributions of our employees, as led by our executive officers. Our Compensation Committee regularly works with an independent compensation consultant to understand the competitive landscape and design a compensation program intended to attract, engage and retain high caliber, talented executives capable of executing on our short- and long-term growth strategy.

        For compensation in 2015, our Compensation Committee utilized data from a peer group developed with the assistance of its independent compensation consultant as one tool to assist the Compensation Committee with respect to competitive positioning and internal parity for base salary and equity awards. However, our Compensation Committee did not apply this peer data in a formulaic manner. Peer group data is just one reference point taken into account in making compensation decisions and the Company does not target a particular competitive level. As a result, individual pay levels vary based on the experience individuals bring to the table, including their scope of responsibilities, past performance and expectations with respect to future performance.

        Strengthen the alignment of the interests of our executive officers and stockholders.    A stock option only has value if our stock price increases above the exercise price of the stock option and such value is maintained through the applicable vesting and exercise date. The strong link between the successful execution of our long-term growth strategy and long-term value is considered by our Compensation Committee when granting this form of equity as an incentive to achieve our long-term performance goals.

Peer Group Composition

        General.    Our Compensation Committee seeks to align the value named executive officers are creating for the Company and, ultimately, for stockholders, by setting executive compensation levels based on corporate and individual performance in the context of a group of peer companies in the biopharmaceutical industry.

        Our Compensation Committee uses peer group benchmarking information developed in coordination with an independent compensation consultant to assist it in understanding the range of base salary, target annual incentive compensation, and equity grant levels offered for comparable roles at peer companies. On a regular basis, our Compensation Committee considers the appropriateness of its compensation peer group based on the Company's current stage of development, market capitalization and size.

        Analysis of the level and types of compensation our peer group companies offer for positions similar to those of our named executive officers is only one factor taken into account by the Compensation Committee when determining executive compensation. When establishing executive compensation, our Compensation Committee heavily considers the performance of the Company and each executive officer's individual performance over the past year, their contributions to the execution of the Company's short-term goals and long-term strategy, the Board's expectations of performance against key strategic, financial and operational objectives in the coming year, and demonstration of executive leadership at PTC as well as matters of internal parity

        2014 Peer Group.    In 2014, our Compensation Committee retained Radford as its independent compensation consultant to assist in the development of a reference peer group for compensation decisions to be made effective in January 2015, including 2015 base salary revisions, annual cash incentive targets for 2015, and the annual stock option awards granted on January 2, 2015.

        The Compensation Committee sought to establish a peer group made up of companies in late clinical development/early commercial development of a pharmaceutical product. The resulting peer group, which we refer to as the 2014 peer group, consisted of:

Acorda Therapeutics, Inc.	Aegerion Pharmaceuticals, Inc.	Anacor Pharmaceuticals, Inc.
Arena Pharmaceuticals, Inc.	Ariad Pharmaceuticals Inc.	Avanir Pharmaceuticals, Inc.*
Dyax Corp.	Halozyme Therapeutics, Inc.	ImmunoGen, Inc.
Ironwood Pharmaceuticals, Inc.	Nektar Therapeutics	NPS Pharmaceuticals, Inc.*
Pacira Pharmaceuticals, Inc.	Sarepta Therapeutics, Inc.	Synageva BioPharma Corp.*
Tesaro, Inc.	Theravance Biopharma

*
Acquired in 2015

        In creating the 2014 peer group, our Compensation Committee and Radford focused on companies operating in biopharmaceutical industries that were in comparable stages of development, employee size, market capitalization, and revenue at the time of the peer group developments. As directed by the Compensation Committee, Radford sought to position PTC at the peer group median for employee headcount and market capitalization contemplating our then current expectations for growth.

        2015 Peer Group.    In 2015, following an internal review process, our Compensation Committee retained Frederic W. Cook & Co., or FW Cook, as its independent compensation consultant and directed FW Cook to assist it in the development of a reference peer group for compensation decisions to be made effective in January 2016, including 2016 base salary revisions, annual cash incentive targets for 2016, and the annual stock option awards granted on January 4, 2016.

        The Compensation Committee sought to expand the peer group to include a mix of late stage multi-drug pre-commercial companies and smaller commercial companies with pipelines, similar to PTC's size and development stage. Theravance Biopharma and Anacor Pharmaceuticals, Inc. were eliminated from the peer group due to their market capitalization falling outside of the market capitalization inclusion range of $500 million to $3.5 billion. PTC's market capitalization at the time of the development of the peer group was near the 35th percentile of the peer group members and its employee population was 50% higher than the median of the peer group members. The resulting peer group, which we refer to as the 2015 peer group, consisted of:

Achillion Pharmaceuticals, Inc.*	Acorda Therapeutics, Inc.	Aegerion Pharmaceuticals, Inc.
Agenus, Inc.*	Amicus Therapeutics, Inc.*	Arena Pharmaceuticals, Inc.
Ariad Pharmaceuticals Inc.	Celldex Therapeutics, Inc.*	Cempra, Inc.*
Dyax Corp.	Halozyme Therapeutics, Inc.	ImmunoGen, Inc.
Inovio Pharmaceuticals, Inc.*	Ironwood Pharmaceuticals, Inc.	Merrimack Pharmaceuticals, Inc.*
Nektar Therapeutics	Novavax, Inc.*	Pacira Pharmaceuticals, Inc.
Sarepta Therapeutics, Inc.	Synergy Pharmaceuticals	Tesaro, Inc.
TG Therapeutics*

*
New peer group member in 2015

Individual and Company Performance

        When making annual compensation determinations, the Compensation Committee considers each named executive officer's individual performance over the past year, their contributions to the execution of the Company's short-term goals and long-term strategy, the Board's expectations of performance against key strategic, financial and operational objectives in the coming year, and demonstration of executive leadership at PTC.

        Individual performance is used together with other information resources to assist in a holistic evaluation of executive compensation. Quantitative weight is assigned to individual performance in the form of an individual performance modifier, which can range from 1.25, for top performers, to 1.0, for employees who consistently deliver on their position requirements and expectations. Performance below these levels can result in the application of an individual performance modifier that is less than 1.0, reducing the annual incentive award below target.

        While individual performance is considered in connection with all aspects of executive compensation, the individual performance modifier only directly impacts the value of cash incentive compensation received by our named executive officers under our annual incentive program.

        Our Compensation Committee generally considers Dr. Peltz's assessment of each named executive officer's performance, other than himself, during the fourth quarter of the fiscal year at the same time that it considers the Company's performance against key metrics established by the Board at the beginning of the applicable fiscal year. Dr. Peltz's performance assessment is conducted by our Compensation Committee, with assistance from its independent compensation consultant, at the same time. As our Chief Executive Office and founder, Dr. Peltz has overall responsibility for our business strategy, operations and corporate vision and his performance is generally assessed by our Compensation Committee in the context of the execution of our business strategy and the performance of the Company as a whole over the applicable year.

        As a result, our Compensation Committee considers individual and PTC performance during the closing fiscal year as well as expectations for individual and PTC performance during the coming year when setting base salary, target annual cash incentive opportunity and annual equity awards that will become effective in January 6:of the coming year. For example, 2015 base salary increases and annual stock option awards were set in late 2014/early 2015 in the context of strong Company and individual performance in 2014. At the same time, our Compensation Committee considered the demands that would be placed on our executive team in order to execute on our strategic goals in 2015.

        PTC performance in 2014 (considered for January 2015 base salary increases and annual stock option awards). Compensation decisions that became effective in January 2015 were made in December 2014 and January 2015 and were influenced by the following milestones achieved by PTC during 2014:

  •
  Received conditional marketing authorization from the European Medicines Agency, or EMA, for Translarna (ataluren) for the treatment of nonsense mutation Duchenne muscular dystrophy, or nmDMD, for ambulatory patients age 5 years and older following PTC's request for re-examination of initial negative opinion

  •
  Initiated the confirmatory Phase 3 ACT CF trial for Translarna for the treatment of nonsense mutation cystic fibrosis

  •
  Completed enrollment of confirmatory Phase 3 ACT DMD trial for Translarna for the treatment of nmDMD

  •
  Commercial launch of Translarna for the treatment of nmDMD in the European Economic Area

  •
  Strengthened PTC's capital structure and maintained operating expenses to support long-term growth, including the completion of two public equity offerings

  •
  Developed life cycle management plan for Translarna

  •
  Advanced early stage clinical programs in accordance with Board-established expectations

        For a discussion of the Compensation Committee's assessment of the Company's performance in 2015, which directly impacted annual cash incentive awards for 2015 performance, see "Annual cash incentive program—Company goals and results under the 2015 annual incentive program" on page 43.

        Individual performance in 2014 (considered for January 2015 base salary increases and annual stock option awards). The following table sets forth key accomplishments and contributions by individual named executive officers during 2014 taken into account by the Compensation Committee:

Name/Rating	Key performance factors in 2014
Stuart Peltz	• Key contributions: strategy, leadership, vision, execution

•

Successfully executed Board-directed PTC strategy for fiscal 2014, including stretch achievement of conditional marketing authorization for Translarna for the treatment of nmDMD in the European Economic Area

• Oversaw all critical aspects of PTC business and operations via active supervision of direct reports
Shane Kovacs	• Key contributions: corporate strategy, tax and finance, business development, corporate communications
• Led PTC efforts in connection with two public equity offerings during 2014
• Assumed responsibility for investor relations, corporate communications and facilities during 2014; to assume business development responsibilities effective 2015
• Strengthened finance team via new systems, policies and procedures
• Oversaw corporate tax planning and corporate structure matters
• Enriched and grew relationships with key strategic partners
Neil Almstead	• Key contributions: research, development, supply chain, manufacturing
• Established framework for global supply chain capabilities
• Oversaw manufacturing function, ensuring product availability for clinical trials and commercial launch of Translarna for the treatment of nmDMD
• Advanced key pre-clinical pipeline programs
• Managed PTC research projects
Mark Boulding	• Key contributions: corporate strategy, legal, compliance, regulatory, quality assurance
• Managed legal, regulatory and quality assurance processes for all corporate accomplishments, including those related to EMA conditional marketing authorization, ACT DMD and ACT CF
• Led effort to establish global infrastructure
• Oversaw PTC's first full-year transition to a public company
• Cultivated expanded PTC teams to facilitate rapid business growth
• Exemplary execution of PTC leadership and culture
Mark Rothera	• Key contributions: corporate strategy, commercial, marketing, patient outreach
• Established early access programs in several countries
• Managed development of commercial strategy

•

Efficiently and effectively built experienced commercial team to execute pre-commercial and commercial launch activities for Translarna for the treatment of nmDMD across the European Economic Area, leading to commercial launch in December 2014

• Enriched and grew relationships with patient and medical community

        For a discussion of the Compensation Committee's assessment of individual performance in 2015, which directly impacted annual cash incentive awards for 2015 performance, see "Annual cash incentive program—Individual performance in 2015" on page 44.

Elements of Executive Compensation

        Since our initial public offering, our executive compensation program has been comprised of the same element. The material elements of compensation and the periods of time in which our Compensation Committee made determinations with respect to each element for 2015 were as follows:

Element of compensation	2015 compensation determinations finalized in...
Base salary	December 2014
Annual cash incentive award	January 2016
Annual stock option award	January 2015

        In addition, each named executive officer is entitled to severance payments and other benefits if his employment is terminated under the circumstances specified in his employment agreement and is entitled to participate in the benefit programs made available to all employees, such as health, life and disability insurance and the PTC 401(k) savings and retirement plan.

        Base salary.    Base salary is designed to attract, motivate and retain qualified employees by providing a consistent cash flow throughout the year as compensation for performance of day-to-day responsibilities. The responsibilities of the position, background and experience, individual, team, and corporate performance and contribution, market competitive conditions and other factors described below are taken into account by the Compensation Committee when determining this component of compensation.

        Fiscal 2015 base salary determinations.    Base salary determinations for 2015 were made in December 2014, following strong Company and individual performance during 2014.

        In setting base salary for 2015, our Compensation Committee considered individual performance in the context of both PTC's achievements during 2014, as described under "PTC performance in 2014" and "Individual performance in 2014" on pages 39-40 above and Dr. Peltz's assessment and base salary recommendations for each of his direct reports.

        Our Compensation Committee further considered the transition of PTC from a company with a research and development focus to a company capable of leading and sustaining global commercial activities, and the additional roles and responsibilities that had been or would be required to be assumed by our named executive officers in order to accomplish our short-term goals and execute on our long-term growth strategy.

        In addition, with the assistance of Radford, our Compensation Committee evaluated base salary levels for each comparable named executive officer position against our 2014 peer group. Radford advised our Compensation Committee that named executive officer salaries approximated the 25th percentile of the 2014 peer group, except with respect to Mr. Rothera whose base salary approximated the 75th percentile of the 2014 peer group.

        Based on these factors, our Compensation Committee determined to effect a one-time base salary adjustment for the named executive officers, effective January 1, 2015, as set forth under Tabular presentation of base salary adjustments in 2015 and 2016 on page 42.

        Fiscal 2016 base salary determinations.    The base salary adjustments made for 2015 factored heavily into our Compensation Committee's determination to set 2016 increases at a flat 3% for each named executive officer. Our Compensation Committee further considered, with the assistance of FW Cook, base salary levels for each comparable named executive officer position against our 2015 peer group. FW Cook advised our Compensation Committee that named executive officer salaries approximated the 50th percentile of the 2015 peer group, except with respect to Mr. Rothera whose base salary was above the 75th percentile. Dr. Peltz's assessment of each named executive officer's individual contributions to PTC's performance in 2015, as described under "Annual Incentive Program" below, were also considered by our Compensation Committee.

        Tabular presentation of base salary adjustments in 2015 and 2016.    The table below sets forth our named executive officers salaries, as determined by our Compensation Committee for fiscal years 2015 and 2016:

Name	2015 base salary ($)	Increase over 2014 base salary (%)	2016 base salary ($)	Increase over 2015 base salary (%)
Stuart Peltz	$600,000	21.2%	$618,000	3.0%
Shane Kovacs	$417,000	19.7%	$429,510	3.0%
Neil Almstead	$410,000	34.6%	$422,300	3.0%
Mark Boulding	$409,200	19.2%	$421,476	3.0%
Mark Rothera	$425,390	3.0%	$438,152	3.0%

        Annual cash incentive program.    Our annual cash incentive program is intended to motivate and reward our named executive officers to achieve and exceed annual goals and milestones that are expected to advance our long-term growth strategy. Both pre-established corporate goals and individual contributions toward these goals factor into the amount earned under the program. The corporate goals established under the program are tied to PTC's operating plan for the applicable year and have typically been focused on the achievement of specific research, clinical, regulatory, commercial, financial, compliance or operational milestones developed in collaboration with our Compensation Committee and presented to our Board. Generally, our Compensation Committee also establishes one or more "stretch goals" that are expected to be more difficult to achieve within the one-year timeframe of the program and could, based on the outcome of other performance metrics, drive the company performance rating above target. Because the goals are intended to be consistent with our short- and long-term strategic priorities, we believe their achievement is conducive to the creation of stockholder value.

        Mechanics of annual cash incentive program.    Each named executive officer has the potential to realize, at target, a pre-established value tied to a percentage of their salary. Dr. Peltz can earn, at target, an amount equal to 50% of his salary and each other named executive officer can earn, at target, an amount equal to 40% of his salary.

        In connection with the close of the fiscal year, our Compensation Committee considers PTC's performance against the objectives, goals and metrics established by it at the beginning of the year, and assigns a value to corporate performance based on results of the pre-established metrics. Achievement of the goals are reviewed and assessed in the aggregate. Our Compensation Committee has not, to date, established a minimum (i.e., threshold) or maximum value that may be potentially realized under the annual incentive program, and the program permits the exercise of both negative and positive discretion based on our Compensation Committee's view of overall corporate performance during the year. However, historical corporate performance payouts under the annual cash incentive program in the last five years have ranged from a low of 75% to a high of 150%, in each case subject to upward or downward adjustment based on the individual performance modifier.

        Individual performance is considered in the manner described under "Individual and Company Performance" on page 38, with a maximum quantitative modifier of up to 1.25. Downward adjustments made to any senior officer's individual performance modifier may be used to make a corresponding upward adjustment to another senior officer's individual performance modifier.

        The combination of corporate and individual performance is applied using the following formula:

Base Salary	X	Target Annual Incentive (%)	X	Company Performance (%)	X	Individual Performance Modifier	=	Incentive Award

        Target Annual Cash Incentive in 2015.    As part of its annual review of the executive compensation program, our Compensation Committee considers the potential value that could be earned by each named executive officer based on target performance on an annual basis. Our Compensation Committee has never increased the target annual cash incentive for any named executive officer above the level established in their respective employment agreements, which is 50% of base salary for Dr. Peltz and 40% of base salary for each other named executive officer. In making its determination not to increase annual incentive target percentages for any named executive officer under the 2015 cash incentive program, the Compensation Committee, with the assistance of its independent compensation consultant, considered that target annual cash incentive awards were generally consistent with those of our 2014 peer group, except for Dr. Peltz, who was below median. Matters of internal parity and recent significant increases to base salaries were also considered.

        Company goals and results under the 2015 annual incentive program.    The core performance objectives established by our Compensation Committee for 2015, and our performance under such metrics, were as follows:

        Successfully execute on Translarna commercial opportunity.    In order to assess achievement of this goal, three metrics were established. The first metric required invoiced sales of Translarna at $35.0 million using the budgeted exchange rates approved by the Board at the beginning of 2015, which was achieved at the budgeted exchange rate (with $33.7 million in 2015 invoiced sales at the actual exchange rate). The second metric, involving patients on reimbursed therapy, was established at a level believed to be moderately difficult to achieve and was partially achieved. The third metric required PTC management to define and implement a strategy for label expansion in pediatric and non-ambulatory populations for Translarna in nmDMD, which was achieved.

        Advance nonsense mutation Duchenne muscular dystrophy program.    ACT DMD was completed during the fourth quarter of 2015, which satisfied this goal's metric to complete Phase 3 ACT DMD study to enable US regulatory filing.

        Advance nonsense mutation cystic fibrosis program.    Two metrics were established to confirm achievement of this metric: the completion of enrollment of ACT CF and the submission of a variation request with the EMA seeking conditional marketing authorization for Translarna for the treatment of nmCF in the European Economic Area, both of which were achieved in 2015.

        Advance Translarna life-cycle management program.    Achievement of this goal required completion of our Phase 2 study of Translarna for the treatment of nonsense mutation mucopolysaccharidosis type I, which was not achieved, and initiation of a proof-of-concept study for one additional indication, which was achieved.

        Advance additional R&D programs to expand PTC's clinical pipeline.    The metrics established to measure this goal were comprised of the initiation of a Phase 1 clinical study for our cancer stem cell program, which was achieved; the development of a development plan for a Phase 2 clinical study for our cancer stem cell program, which was achieved; the completion of preclinical studies for a candidate in the antibacterial program to support a potential submission of an investigational new drug, or IND, application, which was partially achieved (by the completion of the studies); the filing of an IND application for the antibacterial candidate, which was not achieved; the expansion of discovery programs to lead chemical optimization, which was achieved; and the completion of a Phase 2 study of our product candidate under our spinal muscular atrophy, or SMA, collaboration, which was not achieved.

        Manage operating expenses to support long-term growth of the Company.    This goal was satisfied based upon achievement of PTC operation within the Board-approved budget for 2015 and the achievement of year-end cash balance of at least $200.0 million, ending fiscal 2015 with $338.9 million in cash and cash equivalents.

        Develop leadership and engage employees in PTC's cause, culture and mission.    Under Dr. Peltz's leadership and during a period of rapid, global expansion, PTC's focus on engaging existing and new employees in the core principles of the corporate culture—which is rooted in a commitment to patients and the PTC community, excellence in the drug discovery and development and the desire to collaboratively achieve our goals—allowed PTC to build its internal leadership capabilities and functional competencies and effectively execute key corporate goals. This organizational goal was achieved in 2015.

        The "stretch goal" approved by the Compensation Committee was not achieved in 2015. This goal was linked to the receipt of conditional marketing authorization from the EMA for Translarna for the treatment of nmCF in 2015.

        The assessment of PTC's achievement against the core performance objectives included a review of the metrics that were realized, exceeded and missed as well as both positive and negative mitigating factors. For example, while one of the commercial metrics was not fully achieved, other aspects of the commercial launch that did not have corresponding metrics were considered favorable, including estimated patient compliance rates and the geographic footprint of launch activities. The recommendations of our Chief Executive Officer, who, with input from the other executive officers, assessed our performance against corporate goals for 2015 were also considered. In January 2016, our Compensation Committee determined 2015 performance against the overall corporate objectives, goals and metrics warranted a corporate rating of 90% for the named executive officers.

        Individual performance in 2015.    For individual performance in 2015, our Compensation Committee considered the following key accomplishments and contributions by individual named executive officers during 2015 and Dr. Peltz's recommendations with respect to performance ratings for all named executive officers, other than himself:

Name/Rating	Key performance factors in 2015
Stuart Peltz	• Key contributions: strategy, leadership, vision, execution
• Oversaw all critical aspects of PTC business and operations via active supervision of direct reports
Shane Kovacs	• Key contributions: corporate strategy, tax and finance, business development, corporate communications
• Led PTC efforts in connection with convertible note offering during 2015
• Actively managed corporate budget during period of global growth
• Oversaw preparations for auditor assessment under Sarbanes Oxley
• Developed corporate business development strategy
• Enriched and grew relationships with key strategic partners
Neil Almstead	• Key contributions: research, development, supply chain, manufacturing
• Efficiently executed global supply chain expansion into multiple territories to support critical commercial launch activities
• Actively managed manufacturing process to satisfy increased clinical trial demand
• Advanced cancer stem cell program into early stage (Phase 1) clinical trial
• Advanced key pre-clinical pipeline programs
• Managed PTC research projects
Mark Boulding	• Key contributions: corporate strategy, legal, compliance, regulatory, quality assurance, information technology
• Executed corporate global growth strategy for multiple teams, including legal, compliance, regulatory and quality assurance
• Actively managed legal oversight of key clinical and commercial launch activities
• Led process to develop next level IT infrastructure plan for PTC
• Exemplary execution of PTC leadership and culture
Mark Rothera	• Key contributions: corporate strategy, commercial, marketing, patient outreach
• Executed on strong expansion of global commercial footprint and first full-year commercial launch activities
• Recruited, developed and engaged key senior leadership members
• Oversaw critical patient initiatives, including global patient advocacy and other projects
• Enriched and grew relationships with patient and medical community

        Amounts earned under 2015 annual incentive program.    Our named executive officers earned the amounts set forth in the table below based on our Compensation Committee's determinations with respect to PTC and individual performance modifiers under the 2015 annual cash incentive program:

Name	Target incentive (% of salary)	2015 company and individual performance modifier (%)	2015 amount awarded ($)	Decrease from 2014 amount awarded (%)(1)
Stuart Peltz	50%	103.3%	$310,000	–30.4%
Shane Kovacs	40%	112.5%	$187,650	–25.2%
Neil Almstead	40%	103.0%	$168,920	–23.0%
Mark Boulding	40%	103.0%	$168,590	–31.8%
Mark Rothera	40%	110.0%	$187,172	–37.1%

(1)
Because base salaries of each of the named executive officers was lower in 2014, the decrease in annual incentive award earned year over year was more pronounced then reflected in the table. The combined company and individual performance was 180% for each named executive officer in 2014.

        Target annual cash incentive in 2016.    Plan metrics and our Compensation Committee's assessment of corporate and individual performance will be announced in next year's proxy statement.

        Annual stock option award.    A significant portion of our executive compensation program is in the form of an annual stock option award that vests over a four year period.

        The "Stock Option Award" column of our Summary Compensation Table below sets forth the full grant date fair value of the stock option award granted to each named executive officer in January 2015, calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, Topic 718. These amounts do not represent the actual value realized by the named executive officers in 2015, in fact no portion of the applicable stock option awards vested until January 2016.

        As of April 20, 2016 all stock option grants made to our named executive officers in January 2015 are "underwater," do not have any "in the money" value, and are currently tracking to pay nothing without a significant increase in stock price.

        A stock option only has value if our stock price increases above the exercise price of the stock option and such value is maintained through the applicable vesting and exercise date. The strong link between the successful execution of our long-term growth strategy and long-term value is considered by our Compensation Committee when granting this form of equity as an incentive to achieve our long-term performance goals. Our Compensation Committee views time-vested stock option awards as an important tool to align the interests of our named executive officers with the interests of our stockholders. The time vesting feature of the annual stock award grant is also viewed as a meaningful executive retention device.

        In determining the size of the annual stock option awards granted to our named executive officers, our Compensation Committee considers PTC's performance during the year prior to grant, the individuals' key contributions to our execution of our short- and long-term goals during that year, as well as expectations for the Company's and the individual's performance in the new year, including their potential for enhancing the long-term creation of value for our stockholders. Our Compensation Committee also considers the advice and instruction of its independent compensation consultant, including information regarding comparative stock ownership of, and equity awards received by, the executives in our peer group and our industry. Our Compensation Committee also considers matters of internal pay equity as well as individual expectations based on historic Company practices. In addition,

Dr. Peltz provides his recommendations to our Compensation Committee for each named executive officer other than himself.

        Timing, pricing, material terms, of other matters related to stock option awards.    All grants to our named executive officers must be approved by our Compensation Committee. Stock options are generally granted at predetermined meetings of the Compensation Committee, which has historically been set in January. Although we do not have a formal policy in place, the annual stock option awards granted in 2015 and 2016 were made on the first trading day of the respective year. As a result, performance in the previous year is a key factor in determining the grant amount. For example, the 2015 grant was made following strong corporate and individual performance in 2014.

        The exercise price for stock option awards is set at the closing price of PTC's common stock on the date of the grant. Annual stock option awards granted to employees, including our named executive officers, since our initial public offering have vested over a four year period, with 25% of the shares underlying such options generally vesting one year after grant and 6.25% of the shares vesting at the end of each successive three month period thereafter.

        Fiscal 2015 stock option award determinations.    Annual equity award determinations for 2015 were made in January 2015, following strong Company and individual performance during 2014. In making annual stock option award determinations for January 2015, our Compensation Committee considered individual performance in the context of both PTC's achievements during 2014, as described under "PTC performance in 2014" and "Individual performance in 2014" above on pages 39-40 and Dr. Peltz's assessment and recommendations for each of his direct reports in light of the strong achievements executed by his team during fiscal 2014. Information presented by its independent compensation consultant was also reviewed by our Compensation Committee, in particular, an analysis of the Company's competitive market practice as demonstrated by the annual equity awards received by comparable executives in our 2014 peer group, both in terms of dollar value and value of the awards as a percentage of company value. Under this analysis, Dr. Almstead's prior equity compensation was lower in terms of market practice then that of the other named executive officers.

        Our Compensation Committee further considered the on-going transition of PTC from a company with a research and development focus to a company capable of leading and sustaining global commercial activities, the additional roles and responsibilities that had been or would be required to be assumed by our named executive officers in order to execute on our long-term growth strategy, and the long-term incentive that time-vesting stock option awards would have for the executive team to continue to grow value for our long-term stockholders.

        Based on PTC performance in 2014, individual performance in 2014, the recommendations of Dr. Peltz with respect to grants made to his direct reports, and the high levels of performance expected to be required in 2015 to undertake a successful commercial launch, our Compensation Committee determined to grant moderately increased stock option awards to Messrs. Boulding and Rothera in January 2015 to reflect their performance in 2014 and to grant a significantly higher stock option award to Dr. Almstead's in light of his outstanding performance rating in 2014 and internal parity concerns.

        Our Compensation Committee also considered an analysis presented by its independent compensation consultant of the total ownership potential of our named executive officers versus comparable executives in the 2014 peer group. Under this total ownership analysis, which was calculated by considering all shares and equity awards held by each respective executive, Dr. Peltz was positioned between the 25th and 50th percentiles of peer group members who were both founders and CEOs of their respective companies and Mr. Kovacs was positioned between the 50th and 75th percentiles of his peers. The critical leadership roles filled by Dr. Peltz, as our Chief Executive Officer, and Mr. Kovacs, as our Chief Financial Officer, were also considered when determining the long-term incentive compensation awarded to these officers.

        With respect to Dr. Peltz, our Compensation Committee further considered his role as founder of PTC, including his long-term and critical contributions to the Company since our initial public offering, in particular his recent role in advancing our lead product candidate to a commercial stage, and determined to increase his prior year award by 100,000 stock options, as a special one-time award.

        Based on these factors, our Compensation Committee determined to grant the stock options awards to our named executive officers, pursuant to our 2013 Long Term Incentive Plan, on January 2, 2015 as set forth under "Tabular presentation of annual stock option awards in 2015 and 2016" on page 49.

        Fiscal 2016 stock option award determinations.    When considering annual stock option awards to be granted in January 2016, our Compensation Committee considered individual performance in the context of both PTC's performance in 2015, as described under the headings "Company goals and results under the 2015 annual incentive program" and "Individual performance in 2015" in the Annual Incentive Program section above on pages 43 to 45. Dr. Peltz's assessment and recommendations for each of his direct reports was also considered.

        In addition, our Compensation Committee considered analysis provided by its independent compensation consultant with respect to the number of shares underlying stock option awards granted to PTC's employees, including the named executive officers, relative to the number of shares of common stock outstanding. This analysis was intended to assist the Compensation Committee in its evaluation of the stock option awards in 2016 on a consistent basis as compared to other companies and regardless of fluctuations in the price of our common stock. With the assistance of its independent compensation consultant, our Compensation Committee determined an aggregate share pool to be allocated to equity awards, which was determined in reference to the median average equity pools utilized by the 2015 peer group over the prior three years.

        Based primarily on its determinations with respect to performance in 2015, which was considered solid, but not as strong as performance in 2014, the advice of its independent compensation consultant and the recommendations of Dr. Peltz, our Compensation Committee elected to allocate a portion of the share pool to each named executive officer in reference to the allocation assigned at median level compared to the 2015 peer group.

        The resulting stock option awards granted in January 2016 represented a decline of 41.7% in grant size, year-over-year, to Dr. Peltz, and resulted in smaller stock option awards to our other named executive officers, with the exception of Mr. Rothera, whose award was essentially flat year-over-year. These lower grants show the manner in which the previous year's performance is considered and reflected in the compensation program.

        The reduction to annual stock option awards granted in 2016 reduced the potential dilutive impact of new equity awards without adversely affecting the competitiveness of, or undermining the long-term incentives under, our executive compensation program.

        Based on the factors detailed above, our Compensation Committee granted the stock options awards set forth under the "Tabular presentation of annual stock option awards in 2015 and 2016" on page 49 to our named executive officers, pursuant to our 2013 Long Term Incentive Plan, on January 4, 2016.

        Tabular presentation of annual stock option awards in 2015 and 2016.    The table below sets forth the annual stock option award made to each of our named executive officers in January 2015 and January 2016. As of April 20, 2016 all stock option grants made to our named executive officers in

January 2015 and January 2016 are "underwater," do not have any "in the money" value, and are currently tracking to pay nothing without a significant increase in stock price.

Name	2015 annual stock option award (#)(1)	Increase over 2014 stock option award (%)	2016 annual stock option award (#)(2)	Decrease/increase over 2015 stock option award (%)
Stuart Peltz	300,000	50%	175,000	–41.7%
Shane Kovacs	85,600	32%	80,000	–6.5%
Neil Almstead	69,550	74%	55,000	–20.9%
Mark Boulding	85,600	7%	70,000	–18.2%
Mark Rothera	69,550	7%	70,000	0.6%

(1)
Each stock option has an exercise price of $51.00, the closing price on January 2, 2015, the date of grant.

(2)
Each stock option has an exercise price of $30.86, the closing price on January 4, 2016, the date of grant.

        Severance Benefits.    Each of our named executive officers has an employment agreement with us that entitles such executive to certain cash payments and other benefits in the event such officer's employment is terminated (other than for "cause") or the Company undergoes a change in control. See "Employment Agreements with Executive Officers" on page 53 for additional information with respect to the employment agreements in general and "Potential Payments Upon Termination or Change in Control (2015)" on page 56 for addition information concerning specific severance payments and other benefits that our named executive officers may be entitled to receive under their employment agreements.

        These benefits were negotiated with our named executive officers prior to our initial public offering and we believe are consistent with market practice. The change in control provisions are intended to help to promote a continuity of management during a corporate transaction, while the severance arrangements are used primarily to attract, retain and motivate well-qualified executive management. Each employment agreement includes restrictive covenants (such as non-compete and non-solicitation provisions) that would apply in the event of the named executive officer's termination, which our Board believes helps us protect our value.

        Our change in control benefits are "double trigger" benefits, except in the case of equity granted prior to the time of our initial public offering. A "double trigger" benefit means that a change in control, by itself, would not trigger benefits. Instead, benefits would be paid only if the employment of the executive officer is terminated during a specified period after the change in control. We believe this structure would help us secure the continued employment and focus of our executive officers during change in control negotiations in which they believe they may lose their jobs, while preventing an unintended windfall to them in the event of a friendly change in control.

        Other Elements of Compensation.    Our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We maintain broad-based benefits that are provided to eligible employees, including health, dental, life and disability insurance and a 401(k) saving and retirement plan. During 2015, we provided a 50% matching contribution for up to the first 6% of each contributing employee's eligible compensation. Effective January 1, 2016, the matching contribution was increased from 50% to 67% up to the first 6% of each contributing employee's eligible compensation. The matching contribution is subject to vesting at the rate of 25% at the end of each year of employment.

Insider Trading and Anti-Hedging Policies

        Our employees, including each of our named executive officers, are required to certify their agreement to comply with our Insider Trading Policy, adopted by our Board in connection with our initial public offering. Under our Insider Trading Policy, preclearance is required before an executive officer or director is permitted to engage in an open market purchase or sale of our common stock, with narrow exceptions such as a purchase or sale made pursuant to a binding contract that is consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer.

        Our Insider Trading Policy requires that each Rule 10b5-1 plan be in writing, be reviewed in advance by PTC, and be adopted at a time that the employee is not in a corporate blackout period or aware of material nonpublic information. In addition, trades may not occur under a Rule 10b5-1 plan for at least 30 days from the date of the plan's execution. While our directors and executives may amend or terminate the plan in some circumstances, an additional 30 day waiting-period must expire before a new plan may be considered active. All sales effected by our named executive officers during 2015 were made pursuant to a Rule 10b-5 plan adopted in accordance with our Insider Trading Policy.

        All employees, executive officers and directors are also prohibited under the Insider Trading Policy from purchasing Company securities on margin, borrowing against Company securities held in a margin account, or pledging Company securities as collateral for a loan, subject to narrow limitations that require advance pre-approval by PTC. In addition, all employees, executive officers and directors are also prohibited from engaging in either short sales of Company securities, including short sales "against the box" or purchases or sales of puts, calls or other derivative securities based on the Company's securities.

        During fiscal 2015, none of our executive officers engaged in financial transactions designed to hedge or offset any decrease in the market value of equity securities granted as compensation or held by the officer. Moreover, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires the SEC to adopt rules to mandate proxy disclosure regarding whether any employees or directors of the Company are permitted to purchase financial instruments designed to hedge or offset any decrease in the market value of equity securities granted as compensation or held by the employee or director. Once the final rules are in place, the Company intends to align its current anti-hedging policy to fully comply with SEC regulations.

Adjustment or Recovery of Awards—Clawback Provisions

        The Dodd-Frank Act requires the SEC to direct the national securities exchanges to prohibit the listing of any security of an issuer that does not develop and implement a clawback policy. At this time, the SEC has not finalized rules related to clawback policies. Once the final rules are in place, we intend to adopt a clawback policy that fully complies with SEC regulations.

        Further, under Section 304 of the Sarbanes-Oxley Act, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, our Chief Executive Officer and Chief Financial Officer could be required to reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the twelve months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those twelve months.

Tax Considerations

        Section 162(m) of the Internal Revenue Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the CEO and the three other highest compensated executive officers of the Company, not including the CFO. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The Company is currently eligible for a post-initial public offering transition rule under which amounts paid under our annual cash incentive award program and stock options award grants, are exempt from the deduction limitations of Section 162(m). The transition rule will expire in connection with our annual meeting of stockholders in 2017.

Compensation Committee Report

        The Compensation Committee furnishes the following report:

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of PTC Therapeutics, Inc.
David P. Southwell, Chair Michael Schmertzler Glenn D. Steele, Jr., M.D., Ph.D.

Summary Compensation Table

        The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years indicated:

Name and principal position	Year	Salary ($)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Stuart W. Peltz, Ph.D.(1)	2015	600,000	—	—	9,600,480	310,000	8,243	10,518,723
Chief Executive Officer	2014	495,000	—	—	4,056,000	445,500	5,348	5,001,848
	2013	460,753	—	1,999,424	5,206,632	290,000	7,453	7,964,262
Shane Kovacs	2015	417,000	—	—	2,739,337	187,650	14,000	3,357,987
Executive Vice President, Chief Financial Officer and Head of Corporate Development
Neil Almstead, Ph.D.	2015	410,000	2,000	—	2,225,711	168,920	10,187	2,816,818
Executive Vice President, Research, Pharmaceutical Operations & Technology
Mark E. Boulding	2015	409,200	—	—	2,739,337	168,590	8,773	3,325,900
Executive Vice President and Chief Legal Officer
Mark Rothera(6)	2015	425,390	—	—	2,225,711	187,172	7,873	2,846,146
Chief Commercial Officer	2014	413,000	—	—	1,318,493	297,360	5,148	2,034,000
	2013	300,000	68,200	—	1,364,024	211,200	128,719	2,072,143

(1)
Dr. Peltz also serves a member of our Board but does not receive any additional compensation for his service as a director.

(2)
For Mr. Almstead, represents amount paid in 2015 in connection with his 15-year employment anniversary, pursuant a program available to all PTC employees. For Mr. Rothera, represents his 2013 sign-on bonus granted in connection with his acceptance of employment with us.

(3)
These amounts do not represent the actual value realized by the named executive officers during the respective year. The amounts reported in the "Stock awards" column and the "Option awards" column reflect the full grant date fair value of share-based compensation awarded during the applicable fiscal year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718.

The stock option values were calculated using the Black-Scholes option pricing model. See Notes 2 and 9 to our audited financial statements for the fiscal year ended December 31, 2015, included in our 2015 Form 10-K for information regarding assumptions underlying the valuation of equity awards.

(4)
Represents cash awards earned by our named executive officers under our annual cash incentive program.

(5)
The amounts reported in the "All other compensation" column in 2015 reflects, for each named executive officer, PTC's 401(k) plan matching contribution. In addition, for Messrs. Kovacs, Boulding and Rothera, the figures include amounts paid under an employee-wide travel incentive program and for Mr. Almstead include a tax gross-up of his 15 year anniversary bonus payment.

(6)
Mr. Rothera's was hired on April 1, 2013. His 2013 annualized salary upon hire was $400,000. The amount shown reflects actual amount earned during Mr. Rothera's first year of employment.

Grants of Plan-Based Awards in 2015

        The following table sets forth information concerning each grant of an award made in 2015 to the named executive officers under any plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)
						Exercise or base price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock & and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Stuart Peltz	1.2.15				300,000	$51.00	$9,600,480
			$300,000
Shane Kovacs	1.2.15				85,600	$51.00	2,739,337
			166,800
Neil Almstead	1.2.15				69,550	$51.00	2,225,711
			164,000
Mark Boulding	1.2.15				85,600	$51.00	2,739,337
			163,680
Mark Rothera	1.2.15				69,550	$51.00	2,225,711
			170,156

(1)
Amounts represent awards under the annual cash incentive program, which equal a specified percentage of the participant's 2015 base salary. Dr. Peltz can earn, at target, an amount equal to 50% of his base salary, and each other named executive officer can earn, at target, an amount equal to 40% of his respective base salary. The actual amounts earned by each named executive officer are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. No definitive threshold or maximum value was established by the Compensation Committee in 2015, however, since 2010 payouts under the annual cash incentive program have ranged from a low of 75% to a high of 150%, in each case subject to upward or downward adjustment based on the individual performance modifier. For more information on the annual cash incentive program in 2015, please see "Compensation Discussion and Analysis—Annual cash incentive program" on page 42.

(2)
These options vest over four years, with 25% of the shares underlying such options vested on January 1, 2016 and 6.25% of the shares vesting at the end of each successive three-month period thereafter beginning on April 1, 2016.

(3)
The exercise price of all stock options granted in 2015 is the closing price of PTC common stock, as traded on NASDAQ on January 2, 2015. For more information on stock options granted to the named executive officers in 2015, please see "Compensation Discussion and Analysis—Annual stock option award" on page 46.

(4)
This column represents the full grant date fair value of stock options granted to each of the named executive officers in 2015, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the named executive officers during 2015.

Employment Agreements with Executive Officers

        Prior to our initial public offering in mid-June 2013, we negotiated employment agreements with each of our named executive officers. The employment agreements established initial base salaries to be effective following our initial public offering and a minimum annual cash incentive opportunity, calculated as a percentage of each executive's annual base salary. Actual amounts earned under the annual cash incentive program, and any increases to base salary or annual cash opportunity, are determined by our Compensation Committee.

        These agreements provide that employment will continue until either we or the applicable named executive officer provides written notice of termination in accordance with the terms of the agreement. Under the terms of their respective employment agreements, each executive is entitled to receive an annual base salary (subject to annual review and increase, but not decrease) and participate in our annual cash incentive program (subject to the discretion of the Board). Each executive is also entitled to participate in any employee benefit plans that we make available to senior executives (including group life, medical, dental and other insurance, retirement, profit-sharing and similar plans). In addition, we have agreed to indemnify each of our executives in any action or proceeding arising out of his service to us, unless he initiates such action or proceeding. These indemnification obligations require us, among other things, to indemnify such executive for certain expenses, including attorneys' fees, that are incurred by him, and to advance him such expenses upon request.

        In addition, each of these agreements prohibits our named executive officers from disclosing confidential information and competing with us during the term of their employment and for a specified time thereafter. Upon execution and effectiveness of a release of claims, each of our named executive officers will be entitled to severance payments and other benefits if his employment is terminated under specified circumstances. The terms of the agreements were intended to attract and retain our named executive officers by providing them with a measure of financial security as the Company prepared for its initial public offering, which was balanced against our need to protect our value through the use of restrictive covenants (such as non-compete and non-solicitation provisions) in the event of the officer's termination.

        For information concerning severance payments and other benefits that our named executive officers may be entitled to receive under their employment agreements see "Potential Payments Upon Termination or Change in Control (2015)" below.

        We recently announced that, effective as of April 22, 2016, Dr. Robert Spiegel would step down from the role of full-time Chief Medical Officer and transition to a consultant role for the Company for an initial period of two years at a rate of $300,000 per year, payable monthly, plus an additional fee of $2,500 per day (pro-rated for partial days) in the event that in any calendar month during the term, Dr. Spiegel provides more than 10 full-time days of service to the Company. Dr. Spiegel's consulting agreement replaces his employment agreement with the Company.

        At the same time we announced the promotion of Dr. Tuyen Ong to the role of Chief Medical Officer, effective April 22, 2016. Dr. Ong entered into an employment agreement with us on September 8, 2014, when he joined PTC as our Senior Vice President, Head of Clinical and Translational Research. The terms of Dr. Ong's employment agreement are materially consistent with the terms of the employment agreements of the named executive officers.

Outstanding Equity Awards at December 31, 2015

        The following table sets forth information regarding outstanding stock options and restricted stock awards held by our named executive officers as of December 31, 2015:

	Option awards					Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($/share)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
Stuart Peltz	136	—		$392.40	3/1/2016
	322	—		626.40	4/18/2017
	708	—		735.60	1/25/2018
	293	—		735.60	4/1/2018
	583	—		451.20	5/15/2019
	583	—		1,149.60	2/2/2020
	541	—		490.80	4/27/2021
	390	26	(1)	218.40	1/10/2022
	67,944	42,750	(2)	10.85	5/15/2023
	211,362	141,668	(3)	10.85	5/15/2023
	87,500	112,500	(4)	27.05	1/28/2024
	0	300,000	(5)	51.00	1/2/2025
Shane Kovacs	21,000	44,625	(6)	$10.85	5/22/2023
	9,821	36,563	(4)	27.05	1/28/2024
	0	85,600	(5)	51.00	1/2/2025
						7,000	(7)	$226,800
Neil Almstead	119	—		$392.40	3/1/2016
	137	—		626.40	4/18/2017
	166	—		735.60	1/25/2018
	194	—		735.60	4/1/2018
	200	—		451.20	5/15/2019
	200	—		1,149.60	2/2/2020
	216	—		490.80	4/27/2021
	155	11	(1)	218.40	1/10/2022
	36,665	33,647	(2)	10.85	5/15/2023
	5,938	3,750	(3)	10.85	5/15/2023
	17,500	22,500	(4)	27.05	1/28/2024
	0	69,550	(5)	51.00	1/2/2025
Mark Boulding	101	—		$392.40	3/1/2016
	216	—		626.40	4/18/2017
	166	—		735.60	1/25/2018
	195	—		735.60	4/1/2018
	233	—		451.20	5/15/2019
	200	—		1,149.60	2/2/2020
	233	—		490.80	4/27/2021
	179	12	(1)	218.40	1/10/2022
	14,582	35,418	(2)	10.85	5/15/2023
	2,917	5,000	(3)	10.85	5/15/2023
	35,000	45,000	(4)	27.05	1/28/2024
	0	85,600	(5)	51.00	1/2/2025
Mark Rothera	4,375	3,750	(2)	$10.85	5/15/2023
	34,534	53,125	(3)	10.85	5/15/2023
	28,437	36,563	(4)	27.05	1/28/2024
	0	69,550	(5)	51.00	1/2/2025

(1)
This option vests over four years, with 25% of the shares underlying the option vested on January 1, 2013 and 6.25% of the shares underlying the option vesting quarterly thereafter beginning on April 1, 2013.

(2)
This option vests over four years, with 25% of the shares underlying the option vested on December 31, 2013 and 2.083% of the shares underlying the option vesting monthly thereafter beginning on January 31, 2014.

(3)
This option vests over four years, with 25% of the shares underlying the option vested on May 15, 2014 and 2.083% of the shares underlying the option vesting monthly thereafter beginning on June 15, 2014.

(4)
This option vests over four years, with 25% of the shares underlying the option vested on January 1, 2015, and 6.25% of the shares underlying the option vesting quarterly thereafter beginning on April 1, 2015.

(5)
This option vests over four years, with 25% of the shares underlying the option vested on January 1, 2016 and 6.25% of the shares underlying the option vesting quarterly thereafter beginning on April 1, 2016.

(6)
This option vests over four years, with 25% of the shares underlying the option vested on May 22, 2014 and 2.083% of the shares underlying the option vesting monthly thereafter beginning on June 22, 2014.

(7)
The remaining portion of this restricted stock award vests equally over two years on May 22, 2016 and 2017.

Option Exercises and Stock Vested in 2015

        The following table sets forth information concerning stock options that were exercised and restricted stock that vested during 2015.

        All sales effected by our named executive officers during 2015 were made pursuant to Rule 10b-5 plans adopted in accordance with our Insider Trading Policy. For additional information on our Insider Trading Policy, see "Compensation Discussion and Analysis—Insider Trading and Anti-Hedging Policies" above.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Stuart W. Peltz	107,276	$4,654,272	94,401	$6,601,463
Shane Kovacs	78,991	3,216,388	3,500	192,535
Neil Almstead	30,000	1,458,132	20,370	1,410,215
Mark E. Boulding	62,083	2,740,651	21,142	1,480,997
Mark Rothera	61,216	3,424,438	—	—

(1)
Values realized upon stock option exercises are calculated based on the difference between the market price of PTC common stock at the time of exercise and the exercise price of the option.

(2)
This column represents the vesting of restricted stock granted in 2013, prior to our initial public offering. Since becoming a public company, PTC has not granted restricted stock or restricted stock units to executive officers.

(3)
The value realized for restricted stock was determined by multiplying the number of shares that vested by the market price of PTC common stock on the date of vesting.

Potential Payments upon Termination or Change in Control (2015)

        As described below, each of our named executive officers has an employment agreement with us that entitles such executive to certain cash payments or other benefits in the event such officer's employment is terminated or the Company undergoes a change in control.

Pre-Conditions to Severance and Restrictive Covenants

        The receipt of severance benefits by an executive officer is conditioned upon the execution and nonrevocation of a separation and release of claims agreement. These agreements include standard continued assistance and cooperation clauses and require reconfirmation of each executive's commitment to abide by the non-competition, non-solicitation and confidentiality provisions of their employment agreements.

        Pursuant to non-competition provisions in the employment agreements, each executive has agreed that for 18 months following his separation from PTC he will not engage in or assume any role involving directly or indirectly our field of interest, including, among other things, the research, development and commercialization of products and strategies relating to therapies for genetic disorders or diseases that include cystic fibrosis, Duchenne muscular dystrophy, other diseases caused in whole or part by nonsense (or stop) codons, and other therapeutic targets, mechanisms of action and/or therapies in which the Company has a research, development or commercialization program.

        In addition, non-solicitation provisions in the employment agreements also prohibit each executive officer for a period of 18 months following separation from PTC from soliciting, directly or indirectly, any customers, partners, vendors, employees or contractors. Each agreement includes confidentiality provisions and assignment of invention provisions that do not expire following a separation of employment.

Definitions

        An executive's termination by PTC would generally be considered "without cause" unless our Board determined in writing that: there was a willful and continued failure by the executive to substantially perform his duties or responsibilities; he engaged in willful misconduct or gross negligence with detrimental effect to the Company; he was convicted of a felony; he materially breached a fiduciary duty to the Company; or he materially breached the terms of his employment agreement.

        Unless the executive has consented to any of the following, his decision to terminate his employment with PTC would generally be considered "for good reason" (following a failure of PTC to cure the condition) if: he was required to relocate more than 50 miles (or to New York City); there was a material adverse change in his responsibilities or a material reduction in his base compensation; the Company materially breached his employment agreement (and such breach was not promptly cured); or the Company failed to obtain the assumption of his employment agreement by any successor to the Company. In addition, the failure of the Board to appoint Dr. Peltz as our CEO or re-nominate him as a Board member would generally qualify as "good reason" for Dr. Peltz to terminate his employment with us.

        A "change in control" would generally be deemed to have occurred if: as a result of a merger or other reorganization, PTC was not the surviving entity; there was a sale of, or agreement to sell, substantially all of PTC's assets; any person or group acquires or gains control of more than 50% of PTC's common stock; or, as a result of or in connection with a contested election of directors, PTC's current Board members (or their approved nominees) ceased to comprise a majority of the Board.

Overview of Payments—Dr. Peltz

        If we terminate Dr. Peltz's employment without cause or if he terminates his employment with us for good reason, we are obligated to: pay Dr. Peltz a lump sum amount equal to his base salary for 18 months; accelerate 25% of his outstanding unvested option awards granted on or prior to May 15, 2013; extend the exercise period of certain of his option awards, subject to specified limitations; and, to the extent allowed by applicable law and the applicable plan documents, continue to provide him and certain of his dependents with group health insurance for a period of up to 18 months.

        If we terminate Dr. Peltz's employment without cause or if he terminates his employment with us for good reason, in each case within six months prior to or 18 months following a change in control, we are obligated to: pay Dr. Peltz a lump sum amount equal to his base salary for 24 months; accelerate in full the vesting of all of his outstanding equity awards; extend the exercise period of certain of his option awards, subject to specified limitations; pay Dr. Peltz his target annual bonus for the year in which he is terminated; and, to the extent allowed by applicable law and the applicable plan documents, continue to provide him and certain of his dependents with group health insurance for a period of up to 24 months.

        All stock option awards granted since our initial public offering are "double-trigger" awards that require both a change in control and a termination of employment before vesting is accelerated. However, 50% of the unvested stock option awards granted prior to our initial public offering would vest on an accelerated basis in the event of a change in control, regardless of the executive's continued service to the Company. As a result, in the event of a change in control, regardless of whether Dr. Peltz's employment with us is terminated, we are obligated to accelerate 50% of his outstanding unvested option awards granted in or prior to May 2013.

        In order to transition Dr. Peltz's responsibilities as our Chief Executive Officer to any successor, his employment agreement provides that we will retain his services as a consultant for up to 24 months, at his per-diem base salary rate immediately before termination of his employment, if under any circumstances we terminate Dr. Peltz's employment without cause or if Dr. Peltz terminates his employment with us for good reason. In addition, subject to specified limitations, Dr. Peltz will be permitted to continue to purchase coverage under our group health insurance plan following the expiration of any benefits continuation provided by us as described above until such time as he is eligible for Medicare.

Overview of Payments—Other Executive Officers

        For our executive officers, other than Dr. Peltz, if we terminate the executive officer's employment without cause or if such executive terminates his employment with us for good reason, we are obligated to: pay such executive officer's base salary for a period of 12 months and, to the extent allowed by applicable law and the applicable plan documents, continue to provide to such executive and certain of his dependents with group health insurance for a period of up to 12 months.

        If we terminate any executive officer's employment without cause or if such executive officer terminates his employment with us for good reason, in each case within three months prior to or 12 months following a change in control, we are obligated to: pay him a lump sum amount equal to his base salary for 12 months; to the extent allowed by applicable law and the applicable plan documents, continue to provide to such executive officer and certain of his dependents with group health insurance for a period of up to 12 months; accelerate in full the vesting of all outstanding equity awards held by such executive officer; and pay each such executive officer his or her target annual bonus for the year in which he is terminated.

        In the event of a corporate change, regardless of whether his employment with us is terminated, we are obligated to accelerate 50% of each executive officer's outstanding unvested equity awards granted in or prior to May 2013.

Taxation

        To the extent that any severance or other compensation payment to any of our executive officers pursuant to an employment agreement or any other agreement constitutes an "excess parachute payment" within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then such executive officer will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999 of the Code, whichever provides the executive with the highest amount on an after-tax basis.

Potential Payments upon Termination or Change in Control Table (2015)

        The following table summarizes the potential payments to each named executive officer under various termination events, assuming a hypothetical termination on December 31, 2015.

Name	Termination by PTC without "Cause" or by Executive with "Good Reason"	Termination in connection with a "Change in Control"
Stuart W. Peltz
Cash Severance	$900,000	$1,500,000
Continued Health Coverage(1)	$9,626	$12,834
Stock Option Acceleration(2)	$993,552	$4,576,083
Total	$1,903,178	$6,088,917
Shane Kovacs
Cash Severance	417,000	583,800
Continued Health Coverage(1)	27,618	27,618
Stock Option Acceleration(2)	—	1,157,281
Restricted Stock Acceleration(3)	—	226,800
Total	444,618	1,995,499
Neil Almstead.
Cash Severance	410,000	574,000
Continued Health Coverage(1)	17,343	17,343
Stock Option Acceleration(2)	—	926,280
Total	427,343	1,517,623
Mark E. Boulding.
Cash Severance	409,200	572,880
Continued Health Coverage(1)	31,949	31,949
Stock Option Acceleration(2)	—	1,111,758
Total	441,149	1,716,587
Mark Rothera..
Cash Severance	425,390	595,546
Continued Health Coverage(1)	19,495	19,495
Stock Option Acceleration(2)	—	1,421,268
Total	444,885	2,036,309

(1)
Represents the COBRA premium for continued health care coverage for each executive and their dependents that would be paid by the Company based on rates in effect on December 31, 2015.

(2)
Represents the aggregate value of the accelerated vesting of stock option awards, calculated by multiplying the difference between the closing price of PTC common stock on December 31, 2015 ($32.40) and the stock option exercise price by the number of stock options subject to accelerated vesting.

All stock option awards granted since our initial public offering are "double-trigger" awards that require both a change in control and a termination of employment before vesting is accelerated. However, half of the unvested stock option awards granted prior to our initial public offering would vest on an accelerated basis in the event of a change in control, regardless of the executive's continued service to the Company.

Based on the valuation method described in the first sentence of this footnote, the value to each named executive officer of the acceleration of 50% of their pre-initial public offering stock option awards upon a change in control would have been as follows: Dr. Peltz—$1,987,104; Mr. Kovacs—$480,834; Dr. Almstead—$402,953; Mr. Boulding—$435,504; and Mr. Rothera—$612,828.

(3)
Represents the aggregate value of the accelerated vesting of restricted stock awards, calculated by multiplying the closing price of PTC common stock on December 31, 2015 ($32.40) by the number of shares subject to accelerated vesting. Half of the unvested restricted stock award granted to Mr. Kovacs prior to our initial public offering would vest on an accelerated basis in the event of a change in control, regardless of his continued service to the Company. Based on the valuation method described in the first sentence of this footnote, the value of the acceleration of 50% of Mr. Kovac's pre-initial public offering stock award upon a change in control would have been $226,800.

EQUITY COMPENSATION PLAN INFORMATION

        Since the closing of our initial public offering in June 2013, we have granted awards to eligible participants under our 2013 Long-Term Incentive Plan. In addition, from time to time, the Compensation Committee grants inducement equity awards to individuals that were not previously our employees, as an inducement material to the individual's entry into employment with us within the meaning of NASDAQ Listing Rules.

        Prior to the closing of our initial public offering in June 2013, we granted awards to eligible participants under the 1998 employee, director and consultant stock option plan, as amended and restated, or the 1998 plan, the 2009 equity and long term incentive plan, as amended, or the 2009 plan, and the 2013 stock incentive plan. Awards granted under these plans prior to our initial public offering remain outstanding under the applicable plan. Any shares of common stock subject to awards under these plans that expire, terminate or are otherwise surrendered, canceled, forfeited or without having been fully exercised or resulting in any common stock being issued will be available for grant under the 2013 Long-Term Incentive Plan up to a specified number of shares.

        The following table sets forth information as of December 31, 2015 with respect to compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	3,537,277	$34.45	266,533	(1)
Equity compensation plans not approved by security holders	1,289,200	$44.72	n/a	(2)
Total	4,826,477	$37.20	266,533

(1)
Reflects the total number of shares of our common stock available for issuance under the 2013 Long-Term Incentive Plan as of December 31, 2015. Immediately prior to our initial public offering, all shares remaining available for future issuance under the 2009 plan and the 2013 stock incentive plan became available for future issuance under the 2013 Long-Term Incentive Plan. In August 2008, the 1998 plan expired and since then no further grants of stock options have been made under this plan. All shares available to grant under the 1998 plan automatically transferred to the 2009 plan at that time. Our 2013 Long-Term Incentive Plan contains an "evergreen" provision, which allows for an annual increase in the number of shares of our common stock available for issuance under the plan on the first day of each fiscal year. The annual increase in the number of shares is equal to the lowest of: (i) 2,500,000 shares of our common stock; (ii) 4% of the number of shares of our common stock outstanding on the first day of the fiscal year; and an amount determined by our Board. On January 1, 2016, 2,715,786 shares of our common stock were added to the 2013 Long-Term Incentive Plan pursuant to this provision.

(2)
Represents option awards granted to individuals that were not previously our employees, as an inducement material to the individual's entry into employment. Each such grant was approved by our Compensation Committee and disclosed in a press release. Under applicable NASDAQ Listing Rules, inducement grants are not subject to security holder approval.

The terms of each inducement grant are materially consistent with the terms of awards made under our 2013 Long-Term Incentive Plan. Inducement grants vest over four years, with 25% of the shares underlying the option vesting on the one-year anniversary of the new hire's employment date and an additional 6.25% of the original number of shares underlying the option vesting at the end of each successive three-month period thereafter. Inducement option awards have an exercise price equal to the closing price of PTC's common stock on the date of the grant. The date of grant is the later of the date our Compensation Committee approves the awards or the applicable employee's pre-scheduled new hire start date.

2015 DIRECTOR COMPENSATION

        The following table sets forth information regarding compensation awarded to, earned by or paid to our directors, other than Dr. Peltz, during 2015:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)		All other compensation ($)		Total ($)
Michael Schmertzler	$51,000	$719,602		$—		$770,602
Richard Aldrich(*)	17,802	359,801		—		377,603
Allan Jacobson, Ph.D.	38,000	359,801		90,000	(2)	487,801
Adam Koppel, M.D., Ph.D.	44,000	359,801		—		403,801
Michael Kranda(*)	29,000	948,560	(3)	29,000	(4)	1,006,560
C. Geoffrey McDonough, M.D.	35,000	359,801		—		394,801
Ronald C. Renaud	52,750	359,801		—		412,551
David Southwell	58,000	359,801		—		417,801
Glenn D. Steele, Jr., M.D., Ph.D.(*)	18,942	661,690		—		680,632
Jerome Zeldis, M.D., Ph.D.	35,000	359,801		—		394,801

(*)
Messrs. Aldrich and Kranda ceased their service on the Board of Directors on June 10, 2015. Dr. Steele commenced his service as a director on June 10, 2015.

(1)
These amounts do not represent the actual value realized by the directors during the respective year. The amounts reported in the "Option awards" column reflect the full grant date fair value of stock options awarded during 2015 computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718.

The stock option values were calculated using the Black-Scholes option pricing model. See Notes 2 and 9 to our audited financial statements for the fiscal year ended December 31, 2015, included in our 2015 Form 10-K for information regarding assumptions underlying the valuation of equity awards.

At December 31, 2015, the aggregate number of shares of our common stock subject to each non-employee director's outstanding option awards were as follows: Mr. Schmertzler—105,498;

  Dr. Jacobson—85,582; Dr. Koppel—42,000; Dr. McDonough—52,000; Mr. Renaud—32,000; Mr. Southwell—37,714; Dr. Steele—20,000; and Dr. Zeldis—32,000.

(2)
Represents consulting fees received by Dr. Jacobson in connection with his service as chair of our scientific advisory board.

(3)
Of this amount $588,759 represents the incremental fair value of the modification, computed in accordance with ASC Topic 718 as of the date of modification, to 18,667 stock option awards to provide for accelerated vesting on the date of Mr. Kranda's end of service as a director.

(4)
Represents fees received by Mr. Kranda during 2015 pursuant to a consulting services arrangement with PTC ($29,000).

Narrative to 2015 Director Compensation Table

        During 2015, our non-employee directors were compensated for their service as directors, including as members of the various committees of our Board, as follows:

  •
  an annual retainer for board service of $35,000;

  •
  an annual option grant to purchase 12,000 shares of our common stock, which option vested in full on the first anniversary of the date of grant (January 2, 2016);

  •
  for our Chair of the Board, an additional annual option grant to purchase 12,000 shares of our common stock, which option vested in full on the first anniversary of the date of grant (January 2, 2016);

  •
  for members of our Audit Committee, an additional annual retainer of $8,000 ($21,000 for the Chair);

  •
  for members of our Compensation Committee, an additional annual retainer of $5,000 ($15,000 for the Chair); and

  •
  for members of our Nominating and Corporate Governance Committee, an additional annual retainer of $3,000 ($11,000 for the Chair).

        In addition, in 2015, newly elected non-employee directors were entitled to an option grant to purchase 20,000 shares of our common stock, which option vests annually over three years. In connection with his election to our Board at our 2014 annual meeting of stockholders, Dr. Steele was granted such an award.

        The stock options granted to our non-employee directors have an exercise price equal to the fair market value of our common stock on the date of grant and expire ten years after the date of grant, generally subject to the director's continued service to us.

        Each member of our Board is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee on which he or she serves.

 PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        Our Compensation Discussion and Analysis, which appears earlier in this proxy statement on page 35, describes our executive compensation program and the compensation decisions that our Compensation Committee made with respect to the 2015 compensation of our named executive officers (listed in the Summary Compensation Table). As required pursuant to Section 14A of the Securities Exchange Act, our Board of Directors is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program. As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 4 overrules any decision by the Company or the Board (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board (or any committee thereof). However, our Board and our Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless our stockholders express a different preference, our Board expects to adopt a policy to hold a "say on pay" advisory vote on an annual basis. As a result, we expect that the next "say on pay" advisory vote will be held at our 2017 annual meeting of stockholders.

        As described in the Compensation Discussion and Analysis, our executive compensation programs are designed to reward executives based on the achievement of Company objectives and individual performance which, as a whole, are intended to drive value creation for stockholders. A significant portion of compensation paid to our named executive officers is allocated to annual cash and long-term equity incentives which are directly linked to Company and/or stock price performance. In 2015, 94.3% and 86.4%, respectively, of our Chief Executive Officer's and other named executive officers' primary compensation elements (base salary, annual cash incentive at target, and annual stock option award) were variable based on our performance and/or our stock price. For these reasons, our Board is asking that stockholders support this proposal.

Our Board Recommends that You Vote "FOR" the Advisory Vote to Approve Named Executive Officer Compensation.

 PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF
THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        As required pursuant to Section 14A of the Securities Exchange Act, our Board is asking stockholders to cast a non-binding, advisory vote on how frequently we should have say-on-pay votes, such as Proposal 3 above, in the future. You can vote to hold say-on-pay votes every one, two or three years, or you can abstain from voting.

        After careful consideration, our Board believes that a say-on-pay vote should be held every year and, therefore, our Board recommends that you vote for a frequency of every ONE YEAR for future say-on-pay votes. Our Board believes that say-on-pay votes should be held annually to give stockholders the opportunity to provide regular input on our executive compensation programs. An annual say-on-pay vote is consistent with our policy of reviewing our compensation program annually, as well as our being accountable to our stockholders on corporate governance and executive compensation matters. This vote, like the say-on-pay vote itself, is non-binding. If a choice other than one year receives the most votes, our Board will take the voting results into consideration in determining how frequently we will present you with a say-on-pay vote. However, because this vote is advisory and non-binding, our Board may decide that it is in the best interests of our stockholders and the Company to hold the say-on-pay vote more or less frequently.

Our Board Recommends that You Vote for the "ONE YEAR" Option as the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation.

PROPOSAL 5: APPROVE THE 2016 EMPLOYEE STOCK PURCHASE PLAN

        On April 22, 2016, upon the recommendation of our Compensation Committee, our Board adopted, subject to stockholder approval, our 2016 Employee Stock Purchase Plan, which we refer to in this proxy statement as the ESPP. The ESPP provides for 1,000,000 shares to be available for purchase by eligible employees according to its terms.

        The ESPP is intended to benefit our company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for our success, and aligning the interests of participating employees with our stockholders. We believe that the ability to participate in our ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of our company. The ESPP also helps to attract and retain employees because employee stock purchase plans are commonly offered by our peers and other industry leaders. To further encourage stock ownership among our employees while providing our employees a benefit that is common in the companies with which we compete for talent, our Board has adopted the ESPP.

Our Board Recommends that You Vote "FOR" Approval of the 2016 Employee Stock Purchase Plan

Description of the ESPP

        The following is a brief summary of the ESPP. The following description is only a summary of the material terms of the ESPP, and is qualified in its entirety by reference to the ESPP, a copy of which is attached to this proxy statement as Exhibit A. You can request a copy of the ESPP by writing to PTC Therapeutics, Inc., Attn: Corporate Communications, 100 Corporate Court, South Plainfield, New Jersey 07080. A copy of the ESPP, which is attached to the electronic copy of this proxy statement filed with the SEC, also may be accessed from the SEC's home page (www.sec.gov).

Eligibility

        All employees of the Company and any subsidiary of the Company designated by our Board or Compensation Committee are eligible to participate provided that they work more than twenty (20) hours per week and for more than five (5) months in a calendar year, are employees for at least two (2) years prior to enrolling in the ESPP and they are employees on the first day of the applicable offering period (provided, that we may permit employees who work fewer hours per week, fewer months per calendar year or who have been employed for a shorter period of time prior to enrolling in the ESPP to participate in the ESPP, in accordance with the terms of the ESPP and Section 423 of the Code). In addition, no employee can be granted an option under the ESPP that would result in the employee owning common stock and/or options to purchase common stock representing five percent or more of the total combined voting power or value for all classes of our outstanding capital stock. As of April 22, 2016, approximately 300 employees would have been eligible to participate in the ESPP, including our named executive officers.

ESPP Operation

        The ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate by completing an enrollment form, timely filing it with our payroll office and authorizing after-tax payroll deductions from their pay. Participants can elect to contribute from 1 to 15 percent (or such higher or lower maximum percentage as we may determine in accordance with the terms of the ESPP and Section 423 of the Code), in whole percentages only, of their compensation (as defined in the ESPP) received on each pay day during the offering period. Our Board or Compensation Committee may also, in its discretion, establish a different minimum payroll deduction percentage.

        The ESPP will be implemented by consecutive six (6) month offering periods. Our Board or Compensation Committee may, in its discretion, choose a different offering period of not more than twenty-seven (27) months.

        Offering periods will begin at such time as our Compensation Committee may determine and establish in the ESPP's implementation guidelines. The implementation guidelines currently contemplate that offering periods will begin on the first day on which national stock exchanges and the Nasdaq System are open for trading on or after July 1 and January 1 of each year. On the first day of each offering period, each employee who is enrolled in the ESPP will automatically receive an option to purchase, on the last business day of the offering period, up to that number of shares of our common stock determined by multiplying $2,083 by the number of full months in the plan period and dividing the result by the closing price of our common stock on the first day of the offering period, or such lesser number of shares set by the Board or Compensation Committee. We refer to these as the option shares.

        However, no eligible employee may be granted an option under the ESPP that permits the employee's rights to purchase shares under the ESPP accrue at a rate that exceeds $25,000 in fair market value (based on the value of the stock on the first day of the offering period) of our common stock in any given calendar year in which such option is outstanding at any time.

        Unless a participant withdraws from the ESPP, the participant's option will be exercised automatically on the last business day of the offering period as to the largest whole number of shares that are exercisable and can be purchased with the deductions accumulated as of the last business day of the offering period. An option shall expire on the last business day of the applicable offering period. We currently anticipate that if the ESPP is approved by stockholders, the initial offering period will begin on July 1, 2016.

        Our Board or the Compensation Committee will determine the purchase price of each of the shares purchased in a given offering period. The purchase price will be at least 85% of (i) the closing price of a share of our common stock on the first business day of the offering period or the last business day of the offering period, whichever is lower or (ii) the closing price of a share of our common stock on the last business day of the offering period. If the total number of shares of common stock with respect to which options are to be exercised exceeds the number of shares remaining available for issuance under the ESPP, we will only issue to participants in that offering that number of shares remaining available for issuance, on a pro-rata basis.

        All payroll deductions received or held by the Company under the ESPP may be used by us for any corporate purpose, and we will not be obligated to segregate such payroll deductions. No interest will accrue on the payroll deductions (except as our Board or Compensation Committee may otherwise provide), and an employee participating in the ESPP may not increase or decrease payroll deductions, except as permitted by the ESPP. Employees may purchase common stock under the ESPP only through payroll deductions. A participant's payroll deduction elections remain in effect for successive offering periods. Except to the extent provided by the Board or the Committee in accordance with the ESPP and Section 423 of the Code, a participant's payroll deduction may be decreased, increased or terminated by the participant only with respect to the next offering period. A participant may decrease or increase the rate of his or her payroll deductions for subsequent offering periods by filing a new enrollment form with our payroll office authorizing a change in payroll deduction rate. In addition, a participant may elect to discontinue his or her payroll deductions during an offering period but not elect to withdraw his or her funds. In such cases, funds deducted prior to his or her election to discontinue shall be applied to the purchase of common stock on the last day of the purchase period in which the funds were deducted. If an employee withdraws from participation during an offering period, the amounts contributed to the ESPP will be refunded promptly without interest and the employee's option granted for such offering period will automatically terminate. At the end of the offering period, the accumulated payroll contributions of each employee who continues to participate in the plan as of such date will be used to purchase shares of common stock (at the option price described above) subject to the limitations described above. A participant's withdrawal from an offering period will not have any effect upon his or her eligibility to participate in succeeding offering periods or in any other similar plan which the Company may adopt.

        The value of the common stock purchased will vary based on the fair market value of our common stock on the last day of the offering period. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the ESPP are not currently determinable.

        We are required to make equitable adjustments to the number and class of securities available under the ESPP, the share limitations under the ESPP and the purchase price for an offering period under the ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

        In connection with a merger or other reorganization event (as defined in the ESPP), our Board or a committee appointed by our Board may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the ESPP on such terms as our Board or committee determines:

  •
  provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

  •
  upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our Board or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

  •
  upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

  •
  in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event, which we refer to as the acquisition price, and make or provide for a cash payment to each employee equal to (1) the acquisition price times the number of shares of our common stock that the employee's accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or

  •
  provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Administration

        The ESPP shall be administered by our Board or by a committee appointed by the Board. Our Board or such committee has authority to make rules and regulations for the administration of the ESPP, and its interpretation and decisions with respect to the ESPP shall be final and conclusive.

        The Board or such committee may delegate to one or more officers of the Company the authority to implement and administer the ESPP, subject to the terms of the ESPP and any implementation guidelines approved by the Board or such committee. Subject to receiving stockholder approval of the ESPP, the Board has appointed the Compensation Committee to administer the ESPP, and the Compensation Committee has delegated authority over certain administrative matters with respect to the ESPP to the Company's Employee Benefit Plan Committee, subject to the terms of the ESPP and the implementation guidelines adopted by the Compensation Committee.

        Our Board or Compensation Committee has the ability to change offering periods (including the commencement dates and length thereof) with respect to future offerings without stockholder approval. Our Board may terminate or amend the ESPP at any time and for any reason. No such termination can affect options previously granted, except that an offering period may be terminated by our Board on the last day of any purchase period if our Board determines that the termination of the ESPP is in the best interests of the Company and its stockholders. Upon termination of the ESPP all amounts in the accounts of participants shall be promptly refunded. The ESPP may not be amended in any way that will cause rights issued thereunder to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code including stockholder approval if required.

        Our Board or the Compensation Committee may allow employees who are citizens or residents of foreign jurisdictions to participate in an offering period or establish sub-plans for the benefit of such foreign employees to the extent such actions are in compliance with Section 423 of the Code.

New Plan Benefits

        Benefits and purchases of shares of our common stock under the ESPP depend on elections made by employees and the fair market value of our common stock on dates in the future. As a result, it is not possible to determine the benefits that will be received by executive officers and other employees in the future under the ESPP. As described above, no employee may purchase shares under the ESPP at a rate that exceeds $25,000 in fair market value in any calendar year.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. The ESPP is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code. This summary assumes that the ESPP complies with Section 423 of the Code. Further, this summary assumes that the purchase price for shares is 85% of the closing price of a share of our common stock on the first day of the offering period or the last day of the offering period, whichever is lower. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

        A participant will not have income upon enrolling in the ESPP or upon purchasing stock at the end of a purchase period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the ESPP. The amount of each type of income and loss will depend on whether the participant disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering commenced; and

  •
  the difference between the fair market value of the stock on the date of disposition and the purchase price.

        Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to Us

        There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

 PROPOSAL 6: ACT ON STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS

        The UAW Retiree Medical Benefits Trust of 110 Miller Avenue, Suite 100, Ann Arbor Michigan 48104 has notified the Company that it intends to present the following proposal at the Annual Meeting. The UAW Retiree Medical Benefits Trust states that, since September 25, 2015, it owns at least $2,000 of shares of our common stock and that it intends to meet the beneficial ownership requirements under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, until after the date of the Annual Meeting.

        If a qualified representative of the UAW Retiree Medical Benefits Trust is present and submits the proposal for a vote, then the proposal will be voted on at the Annual Meeting. In accordance with federal securities regulations, we have included the stockholder proposal and supporting statement exactly as submitted by the proponent. The Company is not responsible for the content of the stockholder proposal or the supporting statement.

Stockholder Proposal and Supporting Statement

Stockholder Proposal

        RESOLVED: Shareholders of PTC Therapeutics, Inc. ("PTC") ask the board of directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw. The bylaw should require PTC to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (defined below) of any person nominated for election to the board by a shareholder or group ("Nominator") satisfying the criteria below. It should also allow shareholders to vote on such nominee on PTC's proxy card.

        The number of shareholder-nominated candidates appearing in proxy materials should not exceed one quarter of the directors then comprising the Board. This bylaw, which would supplement existing rights, should provide that a Nominator must:

  a)
  have beneficially owned 3% or more of PTC's outstanding common stock continuously for at least three years;

  b)
  give PTC, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (information required by this subsection (b) is the "Disclosure"); and

  c)
  certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with PTC shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than PTC's proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at PTC.

The Nominator may submit a statement not exceeding 500 words in support of the nominee(s) (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable rules, and the priority to be given when nominations by multiple Nominators exceed the one-quarter limit.

Stockholder Supporting Statement

        We believe proxy access is a fundamental shareholder right that will make directors more accountable and enhance shareholder value. A 2014 study by the CFA Institute concluded that proxy access:

  •
  Would "benefit both the markets and corporate boardrooms, with little cost or disruption"

  •
  Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support. Votes on proxy access proposals averaged approximately 55% in 2015, as of July 26 (http://corpgov.law.harvard.edu/2015/08/10/proxy-access-proposals/)—and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon. The Council of Institutional Investors recently issued best practices for proxy access endorsing the 3% ownership threshold (with no limit on the number of nominating shareholders in a group) we propose. (CII, "Proxy Access: Best Practices," at 3 (Aug. 2015))

Board Statement

        Following their consideration of the above stockholder proposal, our Nominating and Corporate Governance Committee and Board determined to recommend that our stockholders vote in favor of the adoption of a proxy access bylaw. Our Board is aware that prevailing market norms are still evolving as companies and stockholders continue to consider proxy access, but we believe that, overall, the proxy access provisions in this proposal could contribute to the rights of our stockholders and would be in line with recent trends in corporate governance best practices.

        Our Board will consider the outcome of the vote on this stockholder proposal in deciding whether to initiate actions intended to result in the adoption, and presentation for shareholder approval, of a "proxy access" bylaw consistent with the stockholder proposal.

Our Board Recommends that You Vote "FOR" Approval of the Stockholder Proposal Regarding Proxy Access

 STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholder Proposals to be Included in the 2017 Proxy Statement

        To be considered for inclusion in the proxy statement relating to the annual meeting of stockholders to be held in 2017, we must receive stockholder proposals no later than December 29, 2016, which is a date no less than 120 calendar days before the anniversary of the date on which our proxy statement was released to stockholders in connection with this year's Annual Meeting. If the date of next year's annual meeting is changed by more than 30 days from the anniversary date of this year's Annual Meeting on June 10, 2016, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with the rules and regulations governing the solicitation of proxies.

Stockholder Proposals to be Brought Before the 2017 Annual Meeting (not included in the proxy statement)

        Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice of the stockholder's intention to bring such business before the meeting in proper form.

        We must receive written notice of stockholder proposals (including director nominations) intended to be presented at the 2017 annual meeting of stockholders but that will not be included in the proxy statement by March 12, 2017, but not before February 10, 2017, which is not less than 90 days nor more than 120 days prior to the first anniversary of this year's annual meeting. However, in the event that the date of next year's annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of this year's Annual Meeting, we must receive written notice of stockholder proposals no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

        Any proposals we do not receive in accordance with the above standards will not be voted on at the 2017 annual meeting. The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

Content of Notices of Stockholder Proposals to be brought before the Annual Meeting

        Each stockholder's notice for a proposal must be timely given to our Secretary at the address of our principal executive offices. The requirements for a stockholder notice are more fully set forth in Sections 1.10 and 1.11 of our bylaws, and the following summary is qualified by reference to the applicable sections of our bylaws.

        Each notice generally is required to set forth certain information as to each matter proposed to be brought before an annual meeting and must meet other requirements specified in our bylaws, as determined by us, including, but not limited to, (1) a brief description of the business the stockholder desires to bring before the meeting (including the exact text of any resolutions proposed for consideration) and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) the names and addresses of the beneficial owners of any of our capital stock registered in such stockholder's name, and the class and number of our shares so owned, (5) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of our shares beneficially owned by such other stockholders, and (6) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

        For director nominations, a stockholder's notice to the Secretary generally must set forth further information specified in our bylaws, as determined by us, as to each person proposed to be nominated, including, but not limited to, (1) the name, age, business and residence address of such person, (2) the principal occupation of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, and (4) the consent of each director nominee to serve as a director if elected. The notice must also set forth as to the stockholder giving the notice a description of all arrangements or understandings between such stockholder and each director nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by such stockholder.

 HOUSEHOLDING OF PROXIES

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, (1) you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials in the future or (2) you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our proxy materials, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Senior Director, Corporate Communications, PTC Therapeutics, Inc., 100 Corporate Court, South Plainfield, New Jersey 07080 or via e-mail at irpr@ptcbio.com or phone at 908-912-9167.

OTHER MATTERS

        As of the date of this proxy statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our Company and our stockholders.

        Your vote is important. Please vote your proxy promptly so your shares are represented, even if you plan to attend the Annual Meeting. You may vote by Internet, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or in person at the Annual Meeting. Your cooperation in giving this your immediate attention will be appreciated.

        You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC, except exhibits, without charge upon written request to Senior Director, Corporate Communications, PTC Therapeutics, Inc., 100 Corporate Court, South Plainfield, New Jersey 07080.

Exhibit A

PTC THERAPEUTICS, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN

        The purpose of this 2016 Employee Stock Purchase Plan (this "Plan") is to provide eligible employees of PTC Therapeutics, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $0.001 par value per share (the "Common Stock"). Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for this purpose is up to 1,000,000 shares of Common Stock.

        This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued thereunder, and shall be interpreted consistent therewith.

        1.    Administration.    The Plan will be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive. The Board or the Committee may delegate to one or more officers of the Company the authority to implement and administer the Plan (such officer or officers, the "Administrator"), subject to the terms of this Plan and any implementation guidelines approved by the Board or the Committee (the "Plan Guidelines").

        2.    Eligibility.    Except as provided in the Plan Guidelines or an International Sub-Plan (as defined below), all employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a)   they are customarily employed by the Company or a Designated Subsidiary for more than twenty (20) hours a week (or such lesser number of hours as may be provided in the Plan Guidelines) and for more than five (5) months in a calendar year (or such lesser number of months as may be provided in the Plan Guidelines);

          (b)   they have been employed by the Company or a Designated Subsidiary for two years or more (or such shorter period of time as may be provided in the Plan Guidelines) prior to enrolling in the Plan; and

          (c)   they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary of the Company. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

        The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

        3.    Offerings.    The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin on the date or dates provided in the Plan Guidelines (such dates, the "Offering Commencement Dates"). Each Offering Commencement Date will begin a period of six months, or such other period as is provided in the Plan Guidelines (such period, a "Plan Period"), during which payroll deductions will be made and held for the purchase of

Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of not more than twenty seven (27) months for Offerings, as provided in the Plan Guidelines.

        4.    Participation.    An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding either a written or electronic payroll deduction authorization form to the employee's appropriate payroll office at the time provided in the Plan Guidelines. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form during the enrollment period or withdraws from the Plan in the manner set forth in the Plan and the Plan Guidelines, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, all allowances including but not limited to benefit, automobile and meal allowances, reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions, as provided in the Plan Guidelines.

        5.    Deductions.    The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, with the maximum such percentage amount provided in the Plan Guidelines. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee, as provided in the Plan Guidelines.

        6.    Deduction Changes.    An employee may not increase or decrease his or her payroll deduction during any Plan Period, except to the extent provided in the Plan Guidelines.

        7.    Interest.    Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee may otherwise provide in the Plan Guidelines.

        8.    Withdrawal of Funds.    An employee may prior to the end of a Plan Period, but within the time period provided in the Plan Guidelines, and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted, except as otherwise determined by the Board or the Committee and provided in the Plan Guidelines. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, or as provided in the Plan Guidelines.

        9.    Purchase of Shares.

          (a)    Number of Shares.    On the Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (an "Option") to purchase on the last business day of such Plan Period (the "Exercise Date") at the applicable purchase price (the "Option Price") up to that number of shares of Common Stock determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the Closing Price (as defined below) on the Offering Commencement Date; provided, however, that no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time; and, provided, further, however, that the Committee may, to the extent provided in the Plan Guidelines, establish a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9(a)(such limit, the "Share Limit").

          (b)    Option Price.    The Board or the Committee shall determine and provide in the Plan Guidelines the Option Price for each Plan Period, including whether such Option Price shall be determined based on the lesser of the Closing Price of the Common Stock on (i) the Offering Commencement Date or (ii) the Exercise Date, or shall be based solely on the Closing Price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable Closing Price. The "Closing Price" shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee or as provided in the Plan Guidelines. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the next preceding day on which sales were made.

          (c)    Exercise of Option.    Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

          (d)    Return of Unused Payroll Deductions.    Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

        10.    Issuance of Common Stock upon Exercise.    The Company shall provide for the delivery of the shares of Common Stock purchased at the end of a Plan Period in such manner as is provided in the Plan Guidelines, which may, for the avoidance of doubt, be in book entry. The shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee.

        11.    Rights on Retirement, Death or Termination of Employment.    If a participating employee's employment ends before the last business day of a Plan Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee's account shall be paid to the employee. In the event of the employee's death before the last business day of a Plan Period, the Company shall, upon notification of such death, pay the balance of the employee's account (a) to the executor or administrator of the employee's estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

        12.    Optionees Not Stockholders.    Neither the granting of an Option to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.

        13.    Options Not Transferable.    Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        14.    Application of Funds.    All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

        15.    Adjustment for Changes in Common Stock and Certain Other Events.

          (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be equitably adjusted to the extent determined by the Board or the Committee.

          (b)    Reorganization Events.

            (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

            (2)    Consequences of a Reorganization Event on Options.    In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee's accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in

    Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

            For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

        16.    Amendment of the Plan.    The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

        17.    Insufficient Shares.    If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

        18.    Termination of the Plan.    This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

        19.    Governmental Regulations.    The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

        20.    Governing Law.    The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

        21.    Issuance of Shares.    Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        22.    Notification upon Sale of Shares.    Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        23.    Grants to Employees in Foreign Jurisdictions.    The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States; provided, however, that the Board or the Committee may adopt a sub-plan with one or more appendices including specific Offering terms applicable to specific non-U.S. Designated Subsidiaries which Offering terms need not be less favorable, but must in all cases comply with Section 423 of the Code (such sub-plan, an "International Sub-plan"). Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

        24.    Authorization of Sub-Plans.    The Board or the Committee may from time to time and without stockholder approval establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

        25.    Withholding.    If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Company for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

        26.    Effective Date and Approval of Stockholders.    The Plan shall become effective on the date that the Plan is approved by the Company' stockholders (the "Effective Date").

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your proxy materials and to create an electronic voting instruction form. PTC THERAPEUTICS, INC. 100 CORPORATE COURT SOUTH PLAINFIELD, NJ 07080-2449 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E07516-P75777 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. PTC THERAPEUTICS, INC. For Withhold For All AllAllExcept The Board of Directors recommends you vote FOR each of the following director nominees: ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) Allan Jacobson, Ph.D. C. Geoffrey McDonough, M.D. David P. Southwell Dawn Svoronos For Against Abstain The Board of Directors recommends you vote FOR proposal 2: For Against Abstain The Board of Directors recommends you vote FOR proposal 5: ! ! ! ! For ! Against ! Abstain 5. Approval of the 2016 Employee Stock Purchase Plan. 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board of Directors recommends you vote FOR proposal 6: 6. Approval of stockholder resolution concerning the adoption by the Board and submission to stockholders of a ‘proxy access’ bylaw, if properly presented at the meeting. ! ! ! The Board of Directors recommends you vote FOR proposal 3: For Against Abstain ! 2 Years ! 3 Years ! Abstain 3. Advisory vote to approve named executive officer compensation. The Board of Directors recommends you vote "1 YEAR" on proposal 4: 1 Year NOTE: To transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting. 4. Advisory vote on the frequency of the advisory vote to approve named executive officer compensation. ! ! ! ! ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2015 Annual Report are available at www.proxyvote.com. E07517-P75777 PTC THERAPEUTICS, INC. Annual Meeting of Stockholders June 10, 2016 2:00 p.m., Eastern Time Proxy Solicited by the Board of Directors The undersigned hereby appoints Stuart W. Peltz, Shane Kovacs and Mark E. Boulding, and each of them, proxies for the undersigned, with full power of substitution, and hereby authorizes them to represent and vote all shares of common stock of PTC Therapeutics, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the company to be held on June 10, 2016 at 2:00 p.m., Eastern Time at the Embassy Suites, 121 Centennial Ave., Piscataway Township, NJ 08854 or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and any other matter that may properly come before the meeting. This proxy, when properly executed, will be voted as specified herein. If no specification is made, this proxy will be voted FOR the election of each of the director nominees listed under proposal 1, FOR proposals 2, 3, 5 and 6 and ONE YEAR on proposal 4. If any other matters are voted on at the meeting, this proxy will be voted by the proxies on such matters in their sole discretion. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side Address Changes/Comments: